UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Information Required in Proxy Statement

Schedule 14A Information

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Securities Exchange Act of 1934

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CUMULUS MEDIA INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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CUMULUS MEDIA INC.

Annual Meeting of Stockholders April 26, 2023

Notice of Meeting and Proxy Statement

780 Johnson Ferry Road, N.E.

Suite 500

Atlanta, Georgia 30342

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On April 26, 2023

To the Stockholders of Cumulus Media Inc.:

The 2023 Annual Meeting of Stockholders of Cumulus Media Inc., a Delaware corporation (“Cumulus Media,” “we” or the “Company”), will be held virtually via the Internet at https://www.cstproxy.com/cumulusmedia/2023, on April 26, 2023 at 12:30 p.m., Eastern Time, for the following purposes:

(1)	to elect seven directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified;

(2)	to approve, on an advisory basis, the compensation paid to the Company’s named executive officers;

(3)	to approve, on an advisory basis, the frequency of the Company’s future advisory votes on the compensation paid to the Company’s named executive officers;

(4)	to approve an amendment and restatement of the Cumulus Media Inc. 2020 Equity and Incentive Compensation Plan (the “2020 Plan”);

(5)	to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023; and

(6)	to transact such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

The Company has decided to once again hold the 2023 Annual Meeting of Stockholders virtually via the Internet. Details on how to participate are included in the proxy statement, which accompanies this letter.

Only holders of record of shares of the Company’s Class A common stock at the close of business on March 3, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the annual meeting or any postponement or adjournment thereof. Guests will not be able to attend the virtual annual meeting.

Beneficial owners as of the Record Date must register in advance to attend and vote at the annual meeting. To register you must obtain a legally valid proxy from your broker, bank or other nominee and present it to our transfer agent, Continental Stock Transfer and Trust Company (“Continental”). Once you have received a valid proxy from your broker, bank or other agent, it should be emailed to Continental at proxy@continentalstock.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your valid proxy (e.g., a forwarded email from your broker, bank or other agent with your valid proxy attached, or an image of your valid proxy attached to your email or included in your mailing). Requests for registration must be received by Continental no later than 5:00 p.m., Eastern Time, on April 23, 2023. You will then receive a confirmation of your registration, with a control number, by email from Continental.

Holders of a majority of the outstanding voting power represented by the shares of the Company’s Class A common stock must be present virtually or by proxy in order for the meeting to be held. Our Board of Directors recommends that you vote FOR each of the director nominees, FOR the approval, on an advisory basis, of the compensation paid to the Company’s named executive officers, for ONE YEAR as the preferred frequency of the Company’s future advisory votes on the compensation paid to the Company’s named executive officers, FOR the approval of the amendment and restatement of the 2020 Plan, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023. We urge you to date, sign and return the accompanying proxy card in the enclosed envelope, or vote your shares by telephone or via the Internet, as soon as possible, whether or not you expect to attend the annual meeting virtually. If you attend the annual meeting and wish to vote your shares virtually, you may do so by validly revoking your proxy at any time prior to the vote.

This notice, the proxy statement and the accompanying proxy card are being distributed to stockholders and made available on the Internet commencing on or about March 23, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 26, 2023.

The proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at https://www.cstproxy.com/cumulusmedia/2023.

Mary G. Berner

President and Chief Executive Officer

March 23, 2023

-i-

INFORMATION REGARDING THE ANNUAL MEETING

Proxy Statement; Date, Time and Place of Annual Meeting

We are furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at our 2023 annual meeting of stockholders (the “annual meeting”) to be held on April 26, 2023, at 12:30 p.m., Eastern Time, virtually via the Internet at https://www.cstproxy.com/cumulusmedia/2023, or at any adjournment or postponement of that meeting. The Company has decided to hold the annual meeting virtually via the Internet. At the annual meeting, stockholders will be asked to consider and vote on the items of business listed and described in this proxy statement. This proxy statement and the accompanying proxy card are first being distributed to our stockholders and made available on the Internet on or about March 23, 2023.

Record Date; Quorum; Outstanding Common Stock Entitled to Vote

All holders of record of our Class A common stock as of the close of business on March 3, 2023 (the “Record Date”) are entitled to receive notice of, and to vote at, the annual meeting. We will make available, during ordinary business hours at our offices at 780 Johnson Ferry Road, N.E. Suite 500, Atlanta, Georgia 30342, a list of stockholders of record as of the record date for inspection by stockholders for any purpose germane to the annual meeting during the ten days preceding the annual meeting. To access the stockholder list during this time, please send your request, and proof of ownership, by email to IR@cumulus.com.

If your shares are held in “street name” through a bank, broker or other nominee, you must obtain a proxy card from your bank, broker or other nominee in order to be able to vote your shares at the annual meeting. As of the Record Date, there were 18,102,765 shares of our Class A common stock outstanding. Each share of Class A common stock outstanding is entitled to one vote for each of the seven director nominees and one vote on each other matter to be acted on at the annual meeting. The presence, virtually or by proxy, of holders of a majority of the voting power represented by our outstanding shares of Class A common stock is required to constitute a quorum for the transaction of business at the annual meeting.

Abstentions and “broker non-votes” will be treated as present for purposes of determining a quorum. A “broker non-vote” occurs when a registered holder (such as a bank, broker or other nominee) holding shares in “street name” for a beneficial owner does not vote on a particular proposal because the registered holder does not have discretionary voting power for that particular proposal and has not received voting instructions from the beneficial owner. Banks, brokers or other nominees that have not received voting instructions from their clients cannot vote on their clients’ behalf on the election of directors, the approval, on an advisory basis, of the compensation paid to our named executive officers, which is sometimes referred to as the “advisory vote on executive compensation” or the “say-on-pay” vote, the approval, on an advisory basis, of the frequency of future say-on-pay votes or to approve the amendment and restatement of the 2020 Plan, but may (but are not required to) vote their clients’ shares on the proposal to ratify the appointment of our independent registered public accounting firm.

If a quorum is not present at the scheduled time of the annual meeting, the chairman of the meeting may adjourn or postpone the annual meeting until a quorum is present. The time and place of the adjourned or postponed annual meeting will be announced at the time the adjournment or postponement is taken, and, unless such adjournment or postponement is for more than 30 days, no other notice will be given. An adjournment or postponement will have no effect on the business that may be conducted at the annual meeting.

Participation in the Annual Meeting; Questions at the Meeting

To participate, visit https://www.cstproxy.com/cumulusmedia/2023 and login with the control number included in your proxy materials. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance. To register, you must obtain a legally valid proxy from your broker, bank or other nominee and present it to our transfer agent, Continental. Once you have received a valid proxy from your broker, bank or other agent, it should be emailed to Continental at proxy@continentalstock.com and should be labeled “Legal Proxy” in the subject line. Please include proof from your broker, bank or other agent of your valid proxy (e.g., a forwarded email from your broker, bank or other agent with your valid proxy attached, or an image of your valid proxy attached to your email or included in your mailing). Requests for registration must be received by Continental no later than 5:00 p.m., Eastern Time, on April 23, 2023. You will then receive a confirmation of your registration, with a control number, by email from Continental.

You may log into the annual meeting platform beginning at 12:15 p.m., Eastern Time, on April 26, 2023. The annual meeting will begin promptly at 12:30 p.m., Eastern Time. We encourage you to access the Annual Meeting prior to the start time.

We have designed the format of the annual meeting to ensure that our stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting. After the business portion of the annual meeting concludes and the meeting is adjourned, we will hold a Q&A session during which we intend to answer questions submitted during the meeting that are pertinent to the Company, as time permits, and in accordance with our Rules of Conduct of the annual meeting. On the day of and during the annual meeting, you can view our Rules of Conduct of the annual meeting and submit any questions by accessing visit https://www.cstproxy.com/cumulusmedia/2023.

Voting Rights; Vote Required for Approval

Each share of Class A common stock outstanding is entitled to one vote for each of the seven director nominees and one vote on each other matter to be acted on at the annual meeting. Cumulative voting for director nominees is not allowed.

The affirmative vote of (1) a plurality of the votes represented at the annual meeting and entitled to be cast is required to elect each director nominee, and (ii) a majority of the votes represented at the annual meeting and entitled to be cast is required, (A) to approve, on an advisory basis, the Company’s executive compensation, (B) to approve, on an advisory basis, the frequency of future advisory votes on the Company’s executive compensation, (C) approve the amendment and restatement of the 2020 Plan and (D) to ratify the appointment of our independent registered public accounting firm for 2023. Votes withheld from the election of directors and abstentions with respect to the approval, on an advisory basis, of the Company’s executive compensation, the approval, on an advisory basis, the frequency of future advisory votes on the Company’s executive compensation, the approval of the amendment and restatement of the 2020 Plan and the ratification of the appointment of our independent registered public accounting firm for 2023 will have the same effect as a vote against such director or such proposal, but broker non-votes will not be considered to be votes entitled to be cast and will have no effect on the outcome of the vote on the election of directors or the approval, on an advisory basis, of the Company’s executive compensation.

Voting and Revocation of Proxies

A proxy is a legal designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written or electronic document, that document is also called a proxy, a proxy card or a form of proxy. A proxy card for you to use in voting at the annual meeting accompanies this proxy statement. You may also vote by telephone or by the Internet as follows:

•	by telephone: call toll free 1 (866) 894-0536 using a touch-tone telephone and follow the instructions provided by the recorded message; or

•	by the Internet: visit https://www.cstproxy.com/cumulusmedia/2023 and follow the steps outlined on the secure website.

If your shares are held in “street name” through a bank, broker or other nominee, you should follow the instructions for voting on the form provided by your bank, broker or other nominee. You may submit voting instructions by telephone or through the Internet or, if you received your proxy materials by mail, you may complete and mail a proxy card to your bank, broker or other nominee. If you provide specific voting instructions by telephone, through the Internet or by mail, your bank, broker or other nominee will vote your shares as you have directed.

All properly executed proxies that are received prior to, or at, the annual meeting and not revoked (and all shares properly voted by telephone or the Internet) will be voted in the manner specified. If you execute and return a proxy card, and do not specify otherwise, the shares represented by your proxy will be voted FOR each of the director nominees, FOR the advisory approval of executive compensation, for ONE YEAR as the preferred frequency of future advisory votes on executive compensation, FOR the approval of the amendment and restatement of the 2020 Plan and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023.

If you have given a proxy or voted by telephone or the Internet pursuant to this solicitation, you may nonetheless revoke that proxy or vote by attending the annual meeting and voting in person. In addition, you may revoke any proxy you give before the annual meeting by voting by telephone or the Internet at a later date (in which case only the last vote will be counted) prior to 1:00 a.m. Eastern Time on April 25, 2023, by delivering a written statement revoking the proxy or vote or by delivering a duly executed proxy bearing a later date to Richard S. Denning, Corporate Secretary, at our principal executive offices, 780 Johnson Ferry Road, N.E. Suite 500, Atlanta, Georgia 30342, so that it is received prior to the annual meeting, or by voting at the annual meeting itself prior to the closing of the polls. If you have executed and delivered a proxy to us or voted by telephone or the Internet, your attendance at the annual meeting will not, by itself, constitute a revocation of your proxy.

Solicitation of Proxies and Householding

We will bear the cost of the solicitation of proxies. We will solicit proxies initially by mail. Further solicitation may be made by our directors, officers and employees personally, by telephone, facsimile, e-mail or otherwise, but they will not be compensated specifically for these services. Upon request, we will reimburse brokers, dealers, banks or similar entities acting as nominees for their reasonable expenses incurred in forwarding copies of the proxy materials to the beneficial owners of the shares of common stock they hold of record.

From time to time, we, and if you hold your shares in street name, your bank, broker or other nominee, may participate in the practice of “householding” proxy soliciting material. This means that if you reside in the same household as other stockholders of record or beneficial owners of our common stock, you may not receive your own copy of our proxy materials, even though each stockholder receives his or her own proxy card. If your household received one set of proxy materials and you are a stockholder of record who would like to receive additional copies of our proxy materials, you may request a duplicate set by contacting our Corporate Secretary at our principal executive offices, 780 Johnson Ferry Road, N.E. Suite 500, Atlanta, Georgia 30342 or at the following telephone number: (404) 949-0700. If you share an address with other stockholders of record and your household received multiple sets of proxy materials, and you would like for your household to receive a single copy of our proxy materials, you may make such a request by contacting our Corporate Secretary at our principal executive offices listed above. If you hold your shares in street name, please contact your bank, broker or other nominee directly to request a duplicate set of proxy materials or to reduce the number of copies of our proxy materials that are sent to your household.

Other Matters

Except for the votes on the proposals described in this proxy statement, no other matter is expected to come before the annual meeting. If any other business properly comes before the annual meeting, the persons named as proxies will vote in their discretion to the extent permitted by law.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

Pursuant to the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and the Amended and Restated Bylaws of the Company (the “Bylaws”), members of the Board of Directors are elected or appointed to a term which expires at the next successive annual meeting of stockholders and when their successors are duly elected and qualified. Our Board consists of seven members. Other than Deborah A. Farrington, each of the director nominees was elected by our stockholders at our 2022 annual meeting of stockholders. Ms. Farrington was appointed to the Board effective on August 19, 2022.

The director nominees have all been nominated for election by our Board of Directors, upon the recommendation of the Nominating and Governance Committee of the Board. If elected, each of the director nominees will serve until the 2024 annual meeting of stockholders or until each is succeeded by another qualified director who has been duly elected or appointed. Our Board of Directors has no reason to believe that any of the individuals nominated will be unable or unwilling to serve as directors. If for any reason any of these individuals becomes unable or unwilling to serve before the annual meeting, it is expected that the persons named as proxies will vote for the election of such other persons as our Board of Directors may recommend.

Certain highlights of our Board director nominee composition include the following:

Independence		Diversity	Tenure*

Independent Nominees	Female

Our CEO	Ethnic Diversity

*

Other than Ms. Farrington, each of the director nominees was originally appointed to the Board of Directors in connection with our plan of reorganization, which became effective on our emergence from our Chapter 11 bankruptcy proceedings on June 4, 2018 (the “Emergence”), and was then reelected by our stockholders at subsequent annual meetings. References to the Company in this proxy statement include its predecessor company for all periods prior to Emergence.

Director-Nominee Skills and Expertise

The following matrix summarizes the key experience, qualifications, and attributes for each director nominee and highlights the balanced mix of experience, qualifications, and attributes of the Board as a whole. This high-level summary is not intended to be an exhaustive list of each director nominee’s skills or contributions to the Board. No individual experience, qualification, or attribute is solely dispositive of becoming a member of our Board.

	Berner	Blank	Castro	Farrington	Gillman	Hobson	Kushner
Knowledge, Skills and Experience
Public Company Board Experience	✓	✓	✓	✓	✓	✓	✓
Senior Management Experience	✓	✓	✓	✓	✓	✓	✓
Leadership	✓	✓	✓	✓	✓	✓	✓
Financial	✓	✓	✓	✓	✓	✓	✓
Media/Broadcast	✓	✓	✓	✓	✓	✓	✓
Digital/Technology	✓	✓		✓	✓	✓	✓
Accounting				✓		✓	✓
Human Capital	✓	✓		✓	✓
ESG	✓	✓	✓	✓	✓	✓	✓
Board Tenure
Years of Service	8	5	5	1	5	5	5
Age	63	72	68	72	59	61	64

Director Biographies

Below is detailed information about each of our director nominees, including their principal occupation, business experience, the Board of Directors’ assessment of their individual qualifications to serve as a director as well as other matters. For certain additional information regarding the director nominees, see the sections entitled “Security Ownership of Certain Beneficial Owners and Management” and “Information About the Board of Directors” in this proxy statement.

Director since: 2015 Age: 63

Mary G. Berner

Ms. Berner has served as Chief Executive Officer since October 2015 and on the Cumulus Board of Directors since May 2015. She was also appointed as our President in March 2016. Under her leadership, the Company has transformed into a multi-platform audio-first media company, reduced total debt by approximately $581 million (~45%) since June 2018, and launched multiple profitable digital businesses which collectively generate over $142 million of revenue. She also successfully led the Company through a global pandemic and established a strong corporate culture that focuses on employee engagement, fulfillment, and inclusion.

Prior to being appointed as Chief Executive Officer in October 2015, Ms. Berner served as President and Chief Executive Officer of MPA-The Association of Magazine Media, which is the industry association for multi-platform magazine media companies, since September 2012. From 2007 to 2011, she served as Chief Executive Officer of Reader’s Digest Association, a global media and direct marketing company, and a member of the board. Before that, from November 1999 until January 2006, she led Fairchild Publications, Inc., first as President and Chief Executive Officer and then as President of Fairchild and as an officer of Condé Nast. She has also held leadership roles at Glamour, TV Guide, W, Women’s Wear Daily, Every Day with Rachael Ray, and Allrecipes.com. Ms. Berner serves on numerous industry and not-for-profit boards. Ms. Berner received her Bachelor of Arts degree in History from the College of the Holy Cross (Massachusetts).

Ms. Berner, who has gained significant operational and strategic knowledge of our Company as President and Chief Executive Officer, has over 30 years of senior executive experience in the media and advertising industry allowing her to add significant strategic perspective to the Board. In addition, her track record of driving growth in the companies she has led, as well as her expertise managing businesses in transition and in highly competitive environments, are important as we position ourselves for future growth and success.

Director since: 2018 Age: 72

Matthew C. Blank

Mr. Blank currently serves as a Senior Advisor at The Raine Group. Mr. Blank recently served as Interim CEO of AMC Networks Inc. (NASDAQ: AMCX) from September 2021 to September 2022. He previously served from January 1, 2018 to December 31, 2018 as an advisor to Showtime Networks Inc. (“Showtime”), a subsidiary of CBS Corporation (NYSE: CBS). Prior to that, in 2016 and 2017 he served as Chairman of Showtime, and from 1995 through 2015 he served as Chief Executive Officer of Showtime. From 1993-1995 he was President and Chief Operating Officer of Showtime and from 1988-1992 he served as Executive Vice President of Marketing, Creative Services, and Public Affairs.

Prior to his service at Showtime, Mr. Blank served for over 12 years in various roles at Home Box Office, Inc. (“HBO”), a premium television network, leaving HBO as its Senior Vice President of Consumer Marketing. Mr. Blank served on the board of directors of Geeknet, Inc. from 2010 to 2015. Mr. Blank served on the board of the National Cable Television Association from 1994-2017 and was a member of the board of directors of Madison Square Garden Entertainment Corp. from April 2020 to September 2021 and Madison Square Garden Sports Corp. from December 2019 to April 2020 (NYSE: MSG). Mr. Blank currently serves as a director of CuriosityStream Inc. (NASDAQ: CURI) and AMC Networks Inc. (NASDAQ: AMCX). He also currently serves as a trustee of The Harlem Children’s Zone, The Manhattan Theater Club, The Creative Coalition, and The Museum of the Moving Image.

Mr. Blank has extensive corporate management experience in the media industry, as evidenced by his senior management positions at AMC Networks, Showtime, and HBO, which will allow him to offer management and operational insight to the Board. In addition, this history and experience contributes to the Board through significant insight into a number of functional areas critical to Cumulus and allows him to bring a unique perspective to his service on the Compensation and Nominating and Governance Committees.

Director since: 2018 Age: 68

Thomas H. Castro

Mr. Castro has served as the President and Chief Executive Officer of El Dorado Capital, LLC, a private equity investment firm, since December 2008. Previously, he was the co-founder and Chief Executive Officer of Border Media Partners, LLC, a radio broadcasting company that primarily targets Hispanic listeners in Texas, from 2002 to 2007 and its Vice Chairman through 2008. Prior to that, Mr. Castro owned and operated other radio stations and founded a company that exported oil field equipment to Mexico. Mr. Castro served on the board of directors of Time Warner Cable, Inc. (“Time Warner”) from 2006 to 2016, where he served on its audit committee. Mr. Castro also previously served on the board of directors of Nielsen Holdings plc (NYSE: NLSN), where he served on its audit committee. Mr. Castro also serves as chairman of the board of directors of the Texas Charter Schools Association, and is a board member of the National Board of Teach for America and a trustee of Spellman College.

Mr. Castro has significant operating and financial experience as well as an in-depth understanding of the Company’s industry which allows him to bring a valuable perspective to the Board and his significant financial experience makes him particularly suited to serve on the Audit Committee. In addition, through his entrepreneurial experience and community work, Mr. Castro brings an important and unique perspective to the Board.

Director since: 2022 Age: 72

Deborah A. Farrington

Ms. Farrington is a co-founder and President of StarVest Management, Inc., the management company for StarVest Partners, L.P., and since 1999 has been a general partner of StarVest Partners, L.P., a venture capital fund that invests primarily in technology enabled business services and emerging software companies. From 1993 to 1997, Ms. Farrington was President and Chief Executive Officer of Victory Ventures, LLC, a New York-based private equity investment firm. Also, during that period, she was a founding investor and Chairman of the Board of Staffing Resources, Inc., a diversified staffing company. Prior to 1993, Ms. Farrington held management positions with Asian Oceanic Group in Hong Kong and New York, Merrill Lynch & Co. Inc. in Hong Kong and New York, and the Chase Manhattan Bank. In addition, Ms. Farrington currently serves on the board of directors of NCR, Inc. (NYSE: NCR), Ceridian HCM Holdings, Inc. (NYSE: CDAY), and RedBall Acquisition Corp. (NYSE: RBAC). She previously served as lead director of NetSuite (NYSE: N) prior to its acquisition by Oracle in 2016, and as a director of Collectors Universe, Inc. (NASDAQ: CLCT).

Ms. Farrington brings extensive financial and corporate management experience to our Board of Directors and her significant financial expertise makes her particularly suited to serve on the Audit Committee. Ms. Farrington has also served as a member of the board of directors of a number of public and private companies, and therefore brings significant experience in board governance and oversight, as well as a valuable perspective to the Board of Directors.

Director since: 2018 Age: 59

Joan Hogan Gillman

Ms. Gillman served as Executive Vice President of Time Warner, a media, telecom and cable company, and Chief Operating Officer of its Time Warner Cable Media division ($1.1b in revenue), for which she maintained financial and operating responsibility, from September 2006 to June 2016. Prior to her service at Time Warner Cable, Ms. Gillman served in senior executive roles at OpenTV Corporation, a digital television software company; British Interactive Broadcasting Holdings Limited, the pioneering digital TV and interactive services in the U.K; Physicians’ Online Inc., the first Internet Service Provider dedicated to physicians, and served ten years as a staff member to a United States Senator. Ms. Gillman currently serves on the board of directors of Airgain, Inc. (NASDAQ: AIRG) and InterDigital, Inc. (NASDAQ: ICC), having previously served on the board of directors of Centrica PLC (CNA: LN) and BAI Communications. Ms. Gillman is the managing member of the David T. Langrock Foundation and serves on the board of directors of the Jesuit Volunteer Group (JVC) and Staples Tuition Grants. She previously served as chair of the Board of JVC and vice chair of The College of the Holy Cross.

Ms. Gillman has substantial corporate governance, management & operational experience as well as expertise in the digital, media, telecom and tech industries which allow her to provide an in-depth understanding of the opportunities, risks & challenges associated with our business, including providing valuable guidance and leadership on the Compensation and Nominating and Governance Committees.

Director since: 2018 Age: 61

Andrew W. Hobson

Mr. Hobson has served as a Partner and the Chief Financial Officer of Innovatus Capital Partners, LLC, a private investment firm, since January 2016. From 1994 to 2015, Mr. Hobson served in various roles at Univision Communications Inc., a media company, including Senior Executive Vice President and Chief Financial Officer from October 2007 through February 2015, during which time he was responsible for all financial aspects of the company. Prior to his employment at Univision, Mr. Hobson served as a Principal at Chartwell Partners LLC from 1990 to 1994. Mr. Hobson also currently serves on the board of directors of Clear Channel Outdoor Holdings, Inc. (NYSE: CCO).

Mr. Hobson has significant financial and corporate management experience, including with respect to the media industry. His experience in critical financial analysis and strategic planning brings essential skills and a unique perspective to the Board.

Director since: 2018 Age: 64

Brian G. Kushner

Dr. Kushner has, since 2009, served as a Senior Managing Director at FTI Consulting, Inc. (NYSE: FCN) (“FTI”), a global business advisory firm, where he serves as the leader of the Private Capital Advisory Services practice and as the co-leader of the Technology practice, the Aerospace, Defense and Government Contracting practice and the Activism and M&A Solutions practice. Prior to joining FTI, Dr. Kushner was the co-founder of CXO, L.L.C., a boutique interim and turnaround management consulting firm that was acquired by FTI at the end of 2008. Dr. Kushner has served as the Chief Executive Officer (“CEO”) or interim CEO of over a dozen companies, including as the Acting Chair, President and CEO of Sage Telecom, a telecommunications company; as Managing Member and CEO of DLN Holdings, a defense contractor; and, before Sage, as President and CEO of Pacific Crossing Limited, a trans-Pacific telecommunications company. Dr. Kushner periodically served as Chief Restructuring Officer (or in an analogous position) of companies which elected to utilize bankruptcy proceedings as a part of their financial restructuring process and, as such, he served as an executive officer of various companies which filed bankruptcy petitions under federal law, including, among others, Relativity Media LLC in 2015. Dr. Kushner currently serves on the board of directors of Resideo Technologies, Inc. (NYSE: REZI) and Gibson Brands, Inc. He has previously served on the board of directors of Thryv, Inc. (NASDAQ: THRY), Mudrick Capital Acquisition Corporation (NASDAQ: HYMC), DevelopOnBox Holding, LLC d/b/a Zodiac Systems, Luxfer Holdings PLC (NYSE: LXFR), Pacific Crossing Limited, Damovo Group, Everyware Global, Inc. (now The Oneida Group), DLN Holdings, LLC and Caribbean Asset Holdings LLC.

Dr. Kushner brings extensive financial and corporate management experience to our Board of Directors, as evidenced by the variety of CEO and other senior management positions he has held throughout his career. Dr. Kushner has also served as a member of the board of directors of over a dozen public and private companies, which allows him to leverage his experience for the further benefit of the Company. In addition, Dr. Kushner’s significant financial experience brings essential skills and a unique perspective to his services on the Audit Committee.

Recommendation of the Board of Directors

Your Board of Directors recommends a vote FOR each of the director nominees.

NASDAQ DIVERSITY MATRIX FOR THE BOARD OF DIRECTORS

The following matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors. The Board of Directors and the Nominating and Governance Committee believe that having a Board diverse in experience and expertise enables the Board of Directors, as a body, to have the broad range of requisite expertise and experience to guide the Company and management and to fulfill its role of oversight and stewardship.

Board Size:
Total Number of Directors		7
Gender:	Male	Female	Non- Binary	Gender Undisclosed
Number of directors based on gender identity	4	3	0	0
Number of directors who identify in any of the categories below:
African American or Black	0	0	0	0
Alaskan Native or American Indian	0	0	0	0
Asian	0	0	0	0
Hispanic or Latin	1	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	3	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Undisclosed	0

INFORMATION ABOUT THE BOARD OF DIRECTORS

The Board of Directors is elected by our stockholders to oversee our business and affairs and to assure that the long-term interests of our stockholders are being served. Our business is conducted by our employees, managers and officers under the direction of the Chief Executive Officer, and with the oversight of the Board of Directors.

The Board of Directors held nine meetings during 2022. Each director attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served during the year. During the intervals between scheduled meetings, the Board periodically is updated by management on business, operational and strategic developments, and engages in active discussions about such developments. We do not have a formal policy regarding attendance by directors at our annual meetings of stockholders, but we encourage all incumbent directors, as well as all director nominees, to attend our annual meeting of stockholders. All director nominees who were then serving as directors of the Company attended last year’s annual meeting of stockholders.

Director Independence

Our Board of Directors has reviewed the standards of independence for directors established by applicable laws and regulations, including the current listing standards of the NASDAQ Marketplace Rules, and has reviewed and evaluated the relationships of the directors with the Company and our management. Based upon this review and evaluation, our Board of Directors has determined that none of the current non-employee members of the Board of Directors or director nominees has a relationship with the Company or our management that would interfere with such director’s exercise of independent judgment, and that each non-employee member of the Board of Directors is “independent” as such term is defined under the NASDAQ Marketplace Rules. The independent directors meet periodically in executive sessions.

Board of Directors Leadership Structure

Andrew W. Hobson serves as Chairman of the Board of Directors.

As Chairman of the Board of Directors, Mr. Hobson’s responsibilities include, among others:

•	providing oversight of corporate governance matters;

•	developing Board of Directors meeting agendas;

•	overseeing and managing any potential conflict of interest issues;

•	coordinating communication and integration across committees; and

•	presiding over Board meetings and executive sessions of the independent directors.

In light of the ongoing challenging general economic, business and competitive environment, the Board of Directors believes the separation of the Chairman and Chief Executive Officer roles remains appropriate as it enhances oversight of management by the Board of Directors, Board independence, and accountability to our stockholders. In addition, it allows Ms. Berner, our President and Chief Executive Officer, to dedicate substantially all of her professional time and attention to the significant operational demands facing the Company.

We believe that the foregoing structure and responsibilities, when combined with the Company’s other governance policies and procedures, provide appropriate opportunities for oversight, discussion and evaluation of decisions and direction from the Board of Directors.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. Each committee operates pursuant to a written charter in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002, the related rules of the Securities and Exchange Commission (the “SEC”) and the NASDAQ Marketplace Rules. Copies of these charters are available on our corporate website, at www.cumulusmedia.com.

The Audit Committee. The purpose of the Audit Committee is to assist our Board of Directors in fulfilling its oversight responsibilities primarily with respect to:

•	our accounting, reporting and financial practices, including the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence; and

•	the performance of the independent auditors.

The Audit Committee is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements on behalf of our Board of Directors. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm (including resolution of any disagreements between our management and our independent registered public accounting firm regarding financial reporting), and our independent registered public accounting firm reports directly to the Audit Committee.

The Audit Committee met four times in 2022. The current members of the Audit Committee are Brian G. Kushner (Chairman), Thomas H. Castro and Deborah A. Farrington. Our Board of Directors has determined that each Audit Committee member is “independent,” as such term is defined under the rules of the SEC and the NASDAQ Marketplace Rules applicable to audit committee members, and meets the financial literacy requirements of the NASDAQ Marketplace Rules. No member of the Audit Committee participated in the preparation of our, or our subsidiaries’, financial statements at any time during the past three years. In addition, our Board of Directors has determined that Dr. Kushner and Ms. Farrington (1) is an “audit committee financial expert,” as such term is defined under the rules of the SEC, and (2) meets the NASDAQ Marketplace Rules’ professional experience requirements. In making such determination, the Board of Directors took into consideration, among other things, the express provision in Item 407(d) of SEC Regulation S-K that the determination that a person has the attributes of an audit committee financial expert shall not impose any greater responsibility or liability on that person than the responsibility and liability imposed on such person as a member of the Audit Committee and the Board of Directors, nor shall it affect the duties and obligations of other Audit Committee members or the Board of Directors.

The Compensation Committee. The Compensation Committee oversees the determination of all matters relating to employee compensation and benefits and specifically reviews and approves salaries, bonuses and equity-based compensation for our executive officers.

Our Board of Directors has delegated specifically to the Compensation Committee the following areas of responsibilities:

•	performance evaluation, compensation and development of our executive officers;

•	establishment of performance objectives under the Company’s short- and long-term incentive compensation arrangements and determination of the attainment of such performance objectives; and

•	oversight and administration of benefit plans.

The Compensation Committee generally consults with management in addressing executive compensation matters. Subject to applicable parameters in various employment agreements entered into with our executive officers, our Chief Executive Officer, based on the performance evaluations of the other executive officers, recommends to the Compensation Committee compensation for those executive officers. The executive officers, including our Chief Financial Officer, also provide recommendations to the Compensation Committee from time to time regarding key business drivers included in compensation program design, especially incentive programs, which may include defining related measures and explaining the mutual influence on or by other business drivers and the accounting and tax treatment relating to certain awards. Our Chief Executive Officer also provides regular updates to the Compensation Committee regarding current and anticipated performance outcomes, including the impact on executive compensation. The Compensation Committee has the authority to retain compensation consultants from time to time as it deems appropriate.

The Compensation Committee met six times in 2022. In between scheduled meetings, the members of the Compensation Committee receive periodic updates and are active in ensuring that the Company’s compensation programs remain consistent with marketplace developments and Company performance. The current members of the Compensation Committee are Andrew W. Hobson (Chairman), Matthew C. Blank and Joan Hogan Gillman. Each of the members of the Compensation Committee is “independent,” as such term is defined under the NASDAQ Marketplace Rules.

The Nominating and Governance Committee. The Nominating and Governance Committee is primarily responsible for:

•	identifying individuals qualified to become Board members, consistent with criteria approved from time to time by the Board;

•	selecting, or recommending that the Board select, the director nominees to election at each annual meeting of stockholders;

•	recommending Board members to serve on the standing committees of the Board;

•

overseeing the Company’s corporate governance practices and procedures and reviewing and recommending to the Board any changes to the documents, policies and procedures in the Company’s corporate governance framework; and

•	assisting the Board in fulfilling its oversight responsibilities relating to corporate responsibility and environmental, social and governance (“ESG”) matters.

The Nominating and Governance Committee met one time in 2022. The members of the Nominating and Governance Committee during 2022 were Joan Hogan Gillman (Chairman) and Matthew C. Blank. Each of the members of the Nominating and Governance Committee is “independent,” as such term is defined under the NASDAQ Marketplace Rules.

Risk Oversight

Our Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committee, which reports on its deliberations to the full Board of Directors (except for those risks that require risk oversight solely by independent directors) as further described below. The Board of Directors believes that this structure for risk oversight is appropriate and, as only independent directors serve on the Board of Directors’ standing committees, the independent directors have full access to all available information for risks that may affect us.

The Audit Committee is specifically charged with reviewing and discussing risk management (primarily financial and internal control risk and cybersecurity and information technology risk), and receives regular reports from management (including legal, financial and information technology representatives), independent auditors, internal audit and outside legal counsel on risks related to, among other things, our financial controls and reporting, covenant compliance under our various financing and other agreements and cost of capital and cybersecurity and information technology. The Compensation Committee considers risks related to the Company’s compensation policies and programs, and makes recommendations to the Board of Directors with respect to whether those compensation policies and programs are properly implemented to discourage inappropriate risk-taking, and is regularly advised by management (including legal and financial representatives), outside legal counsel and compensation consultants. In addition, the Company’s management, including the Company’s General Counsel, regularly communicates with the Board of Directors regarding important risks that merit its review and oversight, including regulatory risk and risks stemming from periodic litigation or other legal matters in which we are involved. Further, we believe that our structure separating the Chairman and Chief Executive Officer roles more efficiently and appropriately allows for identification and assessment of issues that should be brought to the Board of Directors’ attention.

Director Nomination Process

The purposes of the Nominating and Governance Committee include, among other things, identifying individuals qualified to become Board members and recommending candidates to the Board to fill new or vacant positions. In recommending candidates, the Nominating and Governance Committee considers such factors as it deems appropriate, consistent with criteria approved by the Board and as described in more detail below.

The Nominating and Governance Committee does not maintain a formal process for identifying and evaluating nominees for director. Historically, director candidates had been first identified by evaluating the current members of our Board of Directors. If a member whose term is expiring at the next succeeding annual meeting of stockholders no longer wished to continue in service, if the Board of Directors determined to increase the overall size of the Board, or if our Board of Directors decided not to re-nominate such member, the Nominating and Governance Committee would then determine whether to commence a search for qualified individuals meeting the criteria discussed below.

The Nominating and Governance Committee evaluates all candidates based upon, among other factors, a candidate’s financial literacy, knowledge of our industry and other organizations of comparable size, other relevant background experience, judgment, skill, integrity, the interplay of a candidate’s experience with the experience of other Board members, status as a stakeholder, “independence” (for purposes of compliance with the rules of the SEC and the NASDAQ Marketplace Rules), and willingness, ability and availability for service. There are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem are in the best interests of us and our stockholders.

The Board of Directors and the Nominating and Governance Committee believe that having a Board of Directors diverse in experience and expertise enables the Board of Directors, as a body, to have the broad range of requisite expertise and experience to guide the Company and management and to fulfill its role of oversight and stewardship. Currently, approximately 57% of the Board consists of women or ethnically diverse members, in addition to the diverse skills and experience represented among all of the directors. Although neither the Board of Directors nor the Nominating and Governance Committee has developed a formal policy with respect to diversity in identifying nominees for director, when evaluating potential nominees, the Nominating and Governance Committee does specifically consider individual characteristics that may bring diversity to the Board of Directors, including gender, race, national origin, age, professional background, unique skill sets and areas of expertise, among other relevant factors.

Our Bylaws provide for stockholder nominations to our Board of Directors, subject to certain procedural requirements. To nominate a director to our Board of Directors, a stockholder must give timely notice of the nomination in writing to our Corporate Secretary not later than 90 days nor earlier than 120 days prior to the anniversary date of the annual meeting of stockholders in the preceding year. All such notices must include (i) the stockholder’s name and address, (ii) a representation that the stockholder is one of our stockholders, and will remain so through the record date for the upcoming annual meeting of stockholders, (iii) the class and number of shares of our common stock that the stockholder holds (beneficially and of record), and (iv) a representation that the stockholder intends to appear in person or by proxy at the upcoming annual meeting of stockholders to make the nomination. The stockholder must also provide information on his or her prospective nominee, including such person’s name, address and principal occupation or employment, a description of all arrangements or understandings between the stockholder, his or her prospective nominee and any other persons (to be named), the written consent of the prospective nominee and such other information as would be required to be included in a proxy statement soliciting proxies for the election of director nominees.

Historically, we have not had a formal policy with regard to the consideration of director candidates recommended by our stockholders. To date, our Board of Directors has not received any recommendations from stockholders requesting that it consider a candidate for inclusion among our Board of Directors’ slate of nominees in our proxy statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received, or will not be considered if one is received in the future. Our Board of Directors from time to time may give consideration to the circumstances in which the adoption of a formal policy would be appropriate.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Any matter intended for our Board of Directors, or for any individual member or members of our Board of Directors, should be directed to Richard S. Denning, Corporate Secretary, at our principal executive offices, 780 Johnson Ferry Road, N.E. Suite 500, Atlanta, Georgia 30342 with a request to forward the same to the intended recipient. In the alternative, stockholders may direct correspondence to our Board of Directors to the attention of the chairman of the Audit Committee of the Board of Directors, in care of Richard S. Denning, Corporate Secretary, at our principal executive offices. All such communications will be forwarded unopened.

CORPORATE CULTURE, SOCIAL RESPONSIBILITY, DIVERSITY AND SUSTAINABILITY

Our approach to sustainability is rooted in the work we do as a media company. We exist to provide essential information, responsible and thought-provoking opinion, and exceptional entertainment. We are committed to walking the talk of our motto, “Where Every Voice Matters”, and holding ourselves to the highest standards of expression, internally and in our programming. That motto drives our mission to serve our three major constituencies: employees, listeners and advertisers. We strive to relentlessly work to improve our processes to ensure we conduct all aspects of our business, including informing and entertaining our listeners, with the utmost integrity.

We take our responsibility to corporate sustainability seriously. In the context of our business, we are driven by FORCE, which is our commitment to be: FOcused, Responsible, Collaborative and Empowered. This commitment drives us every day, and we believe serves to strengthen our operations and competitiveness in the marketplace, enhance risk management and attract and engage talented employees. Our board takes an active role in our overall strategy and risk management in areas related to corporate sustainability. Our senior leadership team, subject to oversight by the board, structures, monitors and adjusts corporate sustainability-related efforts in a manner that is consistent with our core values and in a manner designed to best serve the interests of the Company and all of our stakeholders.

Our Company’s overall strategy and specific initiatives are designed to encompass the immediate and future advancement of ESG priorities. Below are highlights of our ongoing efforts in these areas:

Promoting Journalistic Integrity and Protecting Intellectual Property

Our mission is to serve the public interest by providing essential information, responsible opinions, and exceptional entertainment. As a result, the integrity of our culture and mission depends on ensuring that our programming maintains the same standards of expression to which we hold ourselves internally.

To maintain those standards, we have developed The Guiding Principles of Cumulus Media Programming (the “Principles”). The Principles, among other things, outline our commitment that our content not only is accurate, but also respects cultural rights and diversity. In addition, we have adopted our Payola-Plugola Policy, which strictly prohibits every employee from improperly profiting personally from the use of public airwaves, and we codify certain of our principles in our employee handbook, including with respect to the expectations regarding protecting intellectual property.

Attracting and Retaining Our Human Capital

We believe that our rigorous focus on our culture strategy has motivated our employees to be invested in both their jobs and the Company’s progress. Their engagement serves not only to drive higher performance, but also helps attract new talent to the Company. It also enables us to retain valuable members of our team. We invest in training and development opportunities to provide our employees the tools to be effective and reach their full potential. In addition, we consistently monitor our cultural progress through frequent survey and feedback mechanisms.

Specifically, we have conducted a bi-annual company-wide, anonymous culture survey since 2016. We provide anonymous results from each survey to all market and business unit managers throughout the organization. The results are used to build on our proven practices, while adjusting where needed to achieve the highest possible levels of employee engagement. Changes made as a result of these surveys have helped enhance our leadership, systems and processes.

We also conduct a bi-annual survey of our market managers, who lead our radio station markets. This survey asks more targeted questions as they relate to specific departments. Results from these surveys are provided to the entire
Senior Leadership Team, and are used to further enhance our human capital initiatives and investments.

In addition, we monitor employee retention and turnover and present detailed data to our Board as part of their oversight of our human capital strategy.

Prioritizing Diversity, Equity and Inclusion

A cornerstone of our commitment to sustainability is valuing diversity, equity, and inclusion. We are committed to advancing and cultivating an environment where DEI combine to create a sense of belonging for all. Providing resources to raise awareness and increase learning on DEI topics has been central to laying the foundations for our DEI work.

Recent DEI initiatives

Our DEI Steering Committee, which is led by our CEO and includes five members of the Senior Leadership team, is responsible for our ongoing DEI strategy and tactical plans. In connection with our DEI Steering Committee, we have:

•	held an intensive 28-day anti-racism program for Senior Leadership Team members;

•	partnered with H3C, a leading DEI advisory firm, to provide interactive leadership training for leaders across the company;

•	held virtual listening sessions with our CEO for BIPOC employees;

•	held regular DEI training for all employees; and

•	joined the CEO Action for Diversity & Inclusion and the National Association of Broadcasters (NAB) DEI Committee.

How we monitor progress

To monitor the success of our DEI programs and to identify areas for improvement, we conduct quarterly diversity audits. In 2021, we expanded our bi-annual corporate culture survey to include specific questions regarding our DEI initiatives, both to track progress against our objectives and to receive feedback directly from our female and BIPOC employees about our efforts.

Gender and Racial Diversity

All Employees	Management	Non-Management	Executive Officers	Board of Directors

Data as of 12/31/22

Goals

We have set goals to increase the representation of BIPOC and female employees at all levels of the company. The goals set for each level (Management, Non-Management, All Employees) are 25% BIPOC and 50% female.

Focus on recruitment and increasing diversity

We have developed and maintain an Equal Employment Opportunity (EEO) recruitment program, as required by the Federal Communications Commission (FCC). As part of our program, we have engaged a third party to distribute information about available positions to a network of 18 diversity websites, including sites that assist in the employment of African Americans, Asians, Hispanic, LGBTQ, Women, Veterans and People with Disabilities. In addition, across the Company, we have engaged in DEI initiatives, including a new recruitment bonus to incent referrals.

DEI in our Content

We deliver premium content to an audience of over a quarter of a billion people every month. To engage our vastly diverse community of listeners, we strive to provide an inclusive range of programming. Our Programming Principles memorialize our commitment to respect cultural rights and practices and diversity in the content we provide our customers.

Managing Cybersecurity and Data Privacy

We utilize industry best practices to secure all information assets and protect consumer privacy, and our Board provides oversight.

•	Our information security program is led by our Chief Technology Officer.

•	Our Chief Technology Officer updates the Audit Committee of the Board on our information security initiatives on a quarterly basis.

•

Additionally, our Audit Committee Chair brings relevant information security experience to our Board in his capacity as co-lead of the Technology, Activism, and Aerospace and Defense practices at a global consulting firm, where he has led numerous projects in cybersecurity.

•	We conduct bi-annual mandatory company-wide information security training to ensure all employees have the most up-to-date information developments in this area.

Environmental Management

Across all our businesses, we are committed to operating responsibly and efficiently, and to reducing any environmental risks, including those related to climate change, associated with our operations.

As part of our strategy to mitigate environmental risks—including those related to climate change— and to reduce our carbon footprint, we’ve launched a corporate-wide energy consumption program to measure our baseline and the impact of our energy reduction initiatives. As part of this broader effort, we commissioned an extensive energy review by a third party to further identify areas of opportunity, including benchmarking the energy efficiency of our different locations and assessing the potential for installing solar. One next step: going forward, all new offices will follow a standardized set of energy-efficient HVAC systems and controls.

This effort builds from our work over the last few years to reduce energy use, including the 2021 completion of a multi-year effort to install MDCL control boards in all applicable AM transmitters, achieving approximately 33% energy reduction with no noticeable effect on signal coverage.

Initiatives to reduce energy consumption and related greenhouse gas emissions include:

ESG Reporting

As part of our commitment to advance ESG issues, we provide annual disclosures on our website at www.cumulusmedia.com, including our Corporate Sustainability Report that includes a Sustainability Accounting Standards Board (SASB) index aligned with the Media and Entertainment accounting standard. In addition, starting with our 2022 Corporate Sustainability Report, we began to disclose our inaugural alignment with the recommendations of the Task Force on Climate-Related Financial Disclosures (TCFD).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information concerning the beneficial ownership of our common stock as of March 3, 2023 (unless otherwise noted) by (1) each person known to us to beneficially own more than 5% of any class of our voting common stock, (2) each of our directors and director nominees, and each of our named executive officers (as defined below), and (3) all of our current directors and executive officers as a group.

	Class A Common Stock(1)
Name of Stockholder	Number of Shares		Percentage of Shares Outstanding
Matthew C. Blank	50,501	(2)	*
Thomas H. Castro	50,501	(2)	*
Deborah A. Farrington	9,140	(3)	*
Joan Hogan Gillman	50,501	(2)	*
Andrew Hobson	92,730	(4)	*
Brian G. Kushner	50,501	(2)	*
Mary G. Berner	427,204	(5)	2.4%
Richard S. Denning	80,739	(6)	*
Francisco J. Lopez-Balboa	107,478	(7)	*
All current directors and executive officers as a group (12 persons)	1,143,507	(8)	6.3%
Blackrock, Inc.(9)	1,023,872		5.7%
Morgan Stanley(10)	1,549,190		8.6%
Zazove Associates, LLC(11)	1,816,631		10.0%

*	Indicates less than one percent
(1)	Each share of Class A common stock entitles its holder to one vote on each matter to be voted upon by stockholders.
(2)

Includes 2,701 shares of Class A common stock underlying options that are either presently exercisable or will become exercisable within 60 days after March 3, 2023 and 2,154 shares of unvested restricted stock that will vest within 60 days after March 3, 2023.

(3)	Includes 3,046 shares of unvested restricted stock that will vest within 60 days after March 3, 2023.
(4)

Includes 5,402 shares of Class A common stock underlying options that are either presently exercisable or will become exercisable within 60 days after March 3, 2023 and 3,887 shares of unvested restricted stock that will vest within 60 days after March 3, 2023.

(5)	Includes 237,083 shares of Class A common stock underlying options that are either presently exercisable or will become exercisable within 60 days after March 3, 2023.
(6)	Includes 38,568 shares of Class A common stock underlying options that are either presently exercisable or will become exercisable within 60 days after March 3, 2023.
(7)

Includes 45,000 shares of Class A common stock underlying options that are either presently exercisable or will become exercisable within 60 days after March 3, 2023 and 7,500 shares of unvested restricted stock that will vest within 60 days after March 3, 2023.

(8)

Includes 453,408 shares of Class A common stock underlying options that are either presently exercisable or will become exercisable within 60 days after March 3, 2023 and 23,049 shares of unvested restricted stock that will vest within 60 days after March 3, 2023.

(9)

This information is based in part on a Schedule 13G filed with the SEC on February 3, 2023, by BlackRock, Inc. (“BlackRock”) and its subsidiaries, which stated that BlackRock has sole voting power over 1,003,529 shares and sole dispositive power over 1,023,872 shares. The address of BlackRock is 55 East 52nd Street, New York, NY 10055.

(10)

This information is based in part on a Schedule 13G/A filed with the SEC on February 9, 2023, by Morgan Stanley and Boston Management and Research, a wholly-owned subsidiary of Morgan Stanley, which stated that Morgan Stanley has shared voting power over 1,541,835 shares and shared dispositive power over

1,547,804 shares and that Boston Management and Research has shared voting power over 1,016,228 shares and shared dispositive power over 1,016,228 shares. The address of Morgan Stanley and Boston Management and Research is 1585 Broadway New York, NY 10036.
(11)

This information is based in part on a Schedule 13G/A filed with the SEC on February 6, 2023, by Zazove Associates, Inc. (“Zazove Inc”), Zazove Associates, LLC (“Zazove LLC”) and Gene T. Pretti, which stated that Zazove Inc, Zazove LLC and Mr. Pretti have sole voting power and sole dispositive power over 1,816,631 shares. The address of Zazove Inc., Zazove LLC and Mr. Pretti is 1001 Tahoe Blvd., Incline Village, NV 89451.

EXECUTIVE COMPENSATION

For the year ended December 31, 2022, our Chief Executive Officer and our two other most highly compensated executive officers, who we refer to as our named executive officers, were:

•	Mary G. Berner, our President and Chief Executive Officer;

•	Francisco J. Lopez-Balboa, our Executive Vice President and Chief Financial Officer; and

•	Richard S. Denning, our Executive Vice President, Secretary and General Counsel.

Smaller Reporting Company

The Company has conformed certain information required in this Proxy Statement to the applicable scaled disclosure obligations for Smaller Reporting Companies, as defined in Rule 12b-2 of the Securities Exchange Act of 1934. Under the scaled disclosure obligations, the Company is not required to provide, among other things, a Compensation Discussion and Analysis and certain other tabular and narrative disclosures relating to executive compensation in this Proxy Statement.

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of the named executive officers for the fiscal years ended December 31, 2022 and December 31, 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Options Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Mary G. Berner	2022	1,450,000	—	2,254,996	—	1,772,251	2,718	5,479,965
President and Chief Executive Officer	2021	1,450,000	—	1,977,136	—	3,148,301	—	6,575,437
Francisco J. Lopez-Balboa	2022	800,000	—	1,204,008	—	976,116	5,500	2,985,624
Executive Vice President, Chief Financial Officer	2021	800,000	—	1,091,706	—	1,735,315	—	3,627,022
Richard S. Denning	2022	600,000	—	381,500	—	353,943	9,157	1,344,600
Executive Vice President, Secretary and General Counsel	2021	600,000	—	307,468	—	638,643	6,676	1,552,787

(1)

Reflects the awards of both time-based and performance-based restricted stock units. The grant date fair value of time-based awards is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718. Performance-based stock awards assume all grants were made in the initial year using the initial year grant date fair value; although performance goals for the second, third and fourth years will be set based upon budget for the applicable performance year. See note 10 of the consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2022 for certain assumptions underlying the fair value of awards.

(2)	Includes payments earned on vested cash-based performance units and under the 2022 QIP (as defined below). See “Non-Equity Incentive Plan Compensation” below.

2022 Named Executive Officer Compensation Program Description

Executive Compensation Practices

The table below highlights certain key features of our compensation program for our named executive officers. The Company believes that these features demonstrate our commitment to serve our stockholders’ interests and drive named executive officer performance.

What We Do		What We Don’t Do
☑	Obtain advice for the Compensation Committee from an external, independent compensation consultant	☒	Do not provide excise tax gross-ups upon a change in control
☑	Utilize both time-vesting and performance-based equity compensation as part of the Company’s long-term incentive program	☒	Do not reprice stock options without stockholder approval
☑	Maintain “clawback” provisions	☒	Do not grant equity awards that provide for “single-trigger” vesting upon a change in control
☑	Provide reasonable post-employment and change in control protections
☑	Provide “change in control” vesting on equity awards only on a “double-trigger” basis

Overview of Key 2022 Executive Compensation Program Elements

The main elements of the Company’s 2022 compensation program for our named executive officers, and a description of each, are provided below:

Element	Nature	Description
Base Salary	Fixed	Fixed compensation component payable in cash
Annual Quarterly Incentive Program (“QIP”) Awards	Variable	QIP paid in cash based on performance against annually established goals
Long-Term Incentive (“LTI”) Awards	Variable	LTI equity awards, include time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”)
Retirement and Welfare Benefits	Fixed	Retirement plans, health care and insurance benefits
Severance Compensation	Fixed	Reasonable and market-competitive severance protection designed to attract and retain executive talent

Employment Agreements with Named Executive Officers

Berner Employment Agreement

On September 29, 2015, we entered into an employment agreement with Ms. Berner, pursuant to which she agreed to serve as our President and Chief Executive Officer, and which remained in effect following Emergence with an initial term through September 29, 2019, and contained a provision for automatic extensions of one-year periods thereafter, unless terminated in advance by either party in accordance with the terms of the agreement. On March 19, 2020, we entered into a new employment agreement with Ms. Berner (the “Berner Employment Agreement”), which extended the term of her existing agreement through December 31, 2022, and contains a provision for automatic extensions of one-year periods thereafter, unless terminated in advance by either party in accordance with the terms of the agreement. The term of the Berner Employment Agreement has been automatically extended to December 31, 2023 pursuant to its terms. Pursuant to the Berner Employment Agreement, Ms. Berner is entitled to receive an annual base salary of $1,450,000 million, subject to increase.

The Berner Employment Agreement also provides that Ms. Berner is eligible for an annual cash incentive award based upon achievement of annual performance goals for Ms. Berner and/or the Company determined by the Compensation Committee each year. The annual cash incentive award is calculated as a percentage of Ms. Berner’s base salary, with a target award opportunity of 100% of Ms. Berner’s base salary and a maximum award opportunity of 150% of Ms. Berner’s base salary. Notwithstanding these target and maximum award opportunities, the Berner Employment Agreement provides that the Compensation Committee may adjust upward the target and maximum award opportunities for Ms. Berner for each year.

Lopez-Balboa Employment Agreement

On March 19, 2020, we entered into an employment agreement with Mr. Lopez-Balboa (the “Lopez-Balboa Employment Agreement”). The Lopez-Balboa Employment Agreement has an initial term through March 23, 2023 and contains a provision for automatic extensions of one-year periods thereafter, unless terminated in advance by either party in accordance with the terms of the agreement. As a result, the term of the Lopez-Balboa Employment Agreement has been automatically extended to March 23, 2024 pursuant to its terms. Pursuant to the agreement, Mr. Lopez-Balboa is entitled to receive an annual base salary of $800,000, subject to further increase.

The Lopez-Balboa Employment Agreement also provides that Mr. Lopez-Balboa is eligible for an annual cash bonus based upon achievement of annual performance goals for Mr. Lopez-Balboa and/or the Company determined by the Compensation Committee each year. The annual cash bonus is calculated as a percentage of Mr. Lopez-Balboa’s base salary, with a target award opportunity of 100% of Mr. Lopez-Balboa’s base salary and a maximum award opportunity of 150% of Mr. Lopez-Balboa’s base salary. Notwithstanding these target and maximum award opportunities, the Lopez-Balboa Employment Agreement provides that the Compensation Committee may adjust upward the target and maximum award opportunities for Mr. Lopez-Balboa for each year.

Denning Employment Agreement

On November 29, 2011, we entered into an employment agreement with Mr. Denning (as amended, the “Denning Employment Agreement”). The Denning Employment Agreement, which remained in effect following Emergence, currently has a term through November 29, 2021, and contains a provision for automatic extensions of one-year periods thereafter, unless terminated in advance by either party in accordance with the terms of the agreement. The term of the Denning Employment Agreement has been automatically extended to November 29, 2023 pursuant to its terms. Pursuant to the agreement, Mr. Denning is entitled to receive an annual base salary of $600,000, subject to further increase.

The Denning Employment Agreement also provides that Mr. Denning is eligible for an annual cash bonus based upon achievement of performance criteria or goals set forth in an executive incentive plan. The annual cash incentive award is calculated as a percentage of Mr. Denning’s base salary, with a current target award opportunity of 50% of base salary, or a higher amount as determined by the Chief Executive Officer. If in any given year the Compensation Committee does not approve an executive incentive plan proposed by the Chief Executive Officer, or the Chief Executive Officer elects not to propose an executive incentive plan, the basis for annual cash bonuses to Mr. Denning will be governed by the bonus provisions in his employment agreement that were in effect immediately prior to January 1, 2016, pursuant to which Mr. Denning is entitled to receive an annual cash incentive award based upon the achievement of Company and/or individual annual performance goals determined by the Compensation Committee, with a target award opportunity of 40% and a maximum award opportunity of 60% of base salary. In any year in which the Compensation Committee approves an executive incentive plan, it may adjust, only in respect of that year, the target bonus applicable for Mr. Denning.

Key 2022 Named Executive Officer Compensation Components and Decisions

Long-Term Incentive Awards

The Company’s stockholders approved the Cumulus Media Inc. 2020 Equity and Incentive Compensation Plan (the “2020 Long-Term Incentive Plan”) on April 30, 2020. The 2020 Long-Term Incentive Plan was intended to, among other things, help attract, motivate and retain key employees and directors and to reward them for making major contributions to the success of the Company. The 2020 Long-Term Incentive Plan generally permits the following types of awards: stock options (including incentive options and nonstatutory options); restricted stock; restricted stock units; stock appreciation rights; dividend equivalents; other stock based awards; performance awards; and cash awards.

In February 2022, the Board of Directors approved LTI awards pursuant to, and in accordance with, the 2020 Long-Term Incentive Plan. The value of the awards that were granted in 2022 to each of the named executive officers under the 2020 Long-Term Incentive Plan were as follows:

Name	Stock Awards(1)
Mary G. Berner	$2,254,996
Francisco J. Lopez-Balboa	$1,204,008
Richard S. Denning	$381,500

(1)

Reflects the awards of both time-based RSUs and PRSUs. The grant date fair value of time-based RSU awards is calculated in accordance with FASB ASC Topic 718. PRSU awards assume all grants were made in the initial year using the initial year grant date fair value; although performance goals for the second, third and fourth years will be set based upon budget for the applicable performance year. See note 10 of the consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2022 for certain assumptions underlying the fair value of awards.

In order to provide a balance between retention and performance for the executive officers, and to further incentivize them toward the creation of long-term value, 50% of the 2022 LTI award consisted of RSUs, and 50% of the award consisted of PRSUs.

Time-Based Restricted Stock Units

The 2022 RSU awards generally vest in substantially equal installments on each of the first four anniversaries of the grant date.

Performance-Based Restricted Stock Units

The 2022 PRSU awards are split into four tranches with respect to the four calendar years in the performance period (2022 through 2025), and each tranche is generally eligible to vest following the end of the applicable performance year, subject to achievement of the applicable performance goals during the performance year. The number of 2022 PRSUs vesting with respect to any year during the performance period may be earned in a range of 0% to 100% of the initial shares awarded with respect to such year. The PRSUs are earned based on Company performance under the Board of Directors approved annual Adjusted EBITDA performance goals for each of 2022, 2023, 2024 and 2025, respectively, which the Board of Directors establishes at the beginning of each respective year. For this purpose, “Adjusted EBITDA” is earnings before interest, taxes, depreciation and amortization, excluding stock-based compensation expense, gain or loss on the exchange, sale, or disposal of any assets or stations or early extinguishment of debt, local marketing agreement fees, restructuring costs, expenses relating to acquisitions and divestitures, non-routine legal expenses incurred in connection with certain litigation matters, and non-cash impairments of assets, if any. In 2020 and 2021, the Board of Directors approved substantially similar PRSU awards for the named executive officers. The 2022 Adjusted EBITDA goals for the 2020, 2021 and 2022 PRSU awards were as follows:

2022 PRSU Adjusted EBITDA Performance Goals (in millions)
Threshold (90% of Target) 50% Payout	Target (100% of Target) 100% Payout
$148,590,000	$165,100,00

As a result of the Company achieving Adjusted EBITDA of $166.0 million for 2022, the 2022 tranches of the 2020, 2021 and 2022 PRSUs were earned at 100% of target, as illustrated below:

	2020-2023 PRSU Award		2021-2024 PRSU Award		2022-2025 PRSU Award
Name	2022 Tranche Target PRSUs	2022 Tranche Earned PRSUs	2022 Tranche Target PRSUs	2022 Tranche Earned PRSUs	2022 Tranche Target PRSUs	2022 Tranche Earned PRSUs
Mary G. Berner	11,250	11,250	12,650	12,650	27,634	27,634
Francisco J. Lopez-Balboa	7,500	7,500	7,000	7,000	14,755	14,755
Richard S. Denning	2,000	2,000	1,950	1,950	4,675	4,675

Cash-Based Performance Units

In February of 2021, the Board of Directors granted each named executive officer cash-based performance units (“CPUs”) under the 2020 Long-Term Incentive Plan. The 2021 CPU awards are split into four tranches with respect to the four calendar years in the performance period (2021 through 2024), and each tranche is generally eligible to vest following the end of the applicable performance year, subject to achievement of the applicable performance goals during the respective performance year. The CPUs vesting with respect to any year during the performance period may be earned in a range of 0% to 100% of the initial units awarded with respect to such year. The CPUs are earned based on Company performance under the Board of Directors approved annual Adjusted EBITDA performance goals for each of 2021, 2022, 2023 and 2024, respectively, which the Board of Directors establishes at the beginning of each respective year. The 2022 Adjusted EBITDA goals for the 2021 CPU awards were as follows:

2022 Adjusted EBITDA Performance Goals (in millions)
Threshold (90% of Target) 50% Payout	Target (100% of Target) 100% Payout
$148,590,000	$165,100,00

For cash-based performance units vesting in 2022, if the Company obtained less than 90% of the full-year 2022 EBITDA goal, the vested cash-based performance units with respect to 2022 would be forfeited in their entirety. If the Company achieved the Company’s full-year 2022 Adjusted EBITDA goal at target, each named executive officer would be entitled to a payout of 100% of his or her respective vested cash-based performance unit award opportunity. Actual performance between threshold and target would result in payout amounts determined by linear interpolation.

As a result of the Company achieving Adjusted EBITDA of $166.0 million for 2022, the 2022 tranche of the 2021 CPU award was earned at 100% of target, as illustrated below:

	2021-2024 CPU Award
Name	2022 Tranche Target CPUs	2022 Tranche Earned CPUs
Mary G. Berner	$248,301	$248,301
Francisco J. Lopez-Balboa	$135,315	$135,315
Richard S. Denning	$38,643	$38,643

Each of the awards under the 2020 Long-Term Incentive Plan are subject to clawback provisions that require that such awards be forfeited or repaid to the Company in the event of certain acts of fraud or misconduct that result in a material restatement of the Company’s financial results.

Annual Quarterly Incentive Plan

In February 2022, the Board of Directors adopted the Company’s 2022 QIP, in which named executive officers participate. Award opportunities for the named executive officers under the 2022 QIP were based on the Company achieving budgeted Adjusted EBITDA levels, further adjusted for the compensation related to the CPUs mentioned above.

The table below sets out the threshold, target and maximum Adjusted EBITDA performance goals established for the 2022 QIP by the Compensation Committee in February 2022:

2022 QIP Adjusted EBITDA Performance Goals (in millions)
Threshold (90% of Target) 50% Payout	Target (100% of Target) 100% Payout	Maximum (120% of Target) 200% Payout
$148,590,000	$165,100,000	$198,120,000

The target cash incentive award opportunity available to each named executive officer under the 2022 QIP was calculated as a percentage of each named executive officer’s base salary, all in accordance with the terms of each such officer’s employment agreement. The table below sets out the target cash incentive award opportunity under the 2022 QIP for each named executive officer as a percentage of base salary and as a dollar value:

Name	Target Award Opportunity (% of Base Salary)	Target Award Opportunity ($)
Mary G. Berner	100%	$1,450,000
Francisco J. Lopez-Balboa	100%	$800,000
Richard S. Denning	50%	$300,000

Under the 2022 QIP, performance was measured at the end of each quarter, beginning with the quarter ended March 31, 2022, based on year-to-date performance at the end of the respective quarter. If target performance levels for the year-to-date period were met or exceeded, 12.5% of the total annual target bonus would be awarded following the applicable quarter end. If, at the completion of any quarter, target performance levels for the year-to-date period (other than the full year period) were not met, no payment was made for that period.

Following the end of the year, actual annual performance is compared to the threshold, target and maximum performance goals. If the Company achieved the full-year 2022 threshold Adjusted EBITDA goal, each named executive officer would be entitled under the 2022 QIP to a total payout for the full year equal to 50% of his or her respective 2022 QIP target award opportunity. If the Company met or exceeded the full-year 2022 maximum Adjusted EBITDA goal, each named executive officer would be entitled under the 2022 QIP to a total payout for the full year equal to 200% of his or her respective 2022 QIP target award opportunity. Actual performance between threshold and target or target and maximum would result in payout amounts determined by linear interpolation. The payout amount calculated for performance over the full-year period are reduced by payments previously made for the quarterly periods in 2022.

As a result of the Company achieving Adjusted EBITDA of $166.0 million for 2022, 2022 QIP awards were earned at 105.1% of target, and actual payments to each of the named executive officers under the 2022 QIP were as follows: Ms. Berner ($1,523,950); Mr. Lopez-Balboa ($840,800); and Mr. Denning ($315,300).

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth information regarding option awards and stock awards held by each named executive officer that were outstanding as of December 31, 2022. All awards relate to shares of Class A common stock. The value of stock awards was calculated based on a price of $6.21 per share, the closing price of the Company’s Class A common stock on December 31, 2022.

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mary G. Berner	169,583	(1)	—		—	25.70	6/5/2023	—		—	—		—
	—				—			8,400	(4)	52,164	—		—
	45,000	(2)	45,000	(2)	—	14.64	2/13/2025	22,500	(5)	139,725	22,500	(6)	139,725
								114,450	(9)	710,735	37,950	(10)	235,670
	—		—		—	—	—	110,539	(11)	686,447	110,539	(12)	686,447

Francisco J. Lopez-Balboa	30,000	(3)	30,000	(3)	—	4.50	3/23/2025	15,000	(7)	93,150	15,000	(8)	93,150
	—		—		—	—	—	63,150	(9)	392,162	21,000	(10)	130,410
	—		—		—	—	—	59,020	(11)	366,514	59,020	(12)	366,514
Richard S. Denning	26,568	(1)			—	25.70	6/5/2023	—		—	—		—
	—				—			1,334	(4)	8,284	—		—
	8,000	(2)	8,000	(2)	—	14.64	2/13/2025	4,000	(5)	24,840	4,000	(6)	24,840
	—		—		—	—	—	17,850	(9)	110,849	5,850	(10)	36,329
	—		—		—	—	—	18,701	(11)	116,133	18,701	(12)	116,133

(1)	100% of the award of this option has currently vested.
(2)	50% of the award of this option has currently vested, the remaining 50% will vest in equal amounts on February 13, 2023 and February 13, 2024.
(3)	50% of the award of this option has currently vested, the remaining 50% will vest in equal amounts on March 23, 2023 and March 23, 2024.
(4)	100% of this amount represents time-based RSUs vesting on February 1, 2023.
(5)	This amount represents time-based RSUs which will vest in equal amounts on February 13, 2023 and February 13, 2024.
(6)	This amount represents PRSUs, which will vest in equal amounts on December 31, 2022 and December 31, 2023, subject to certain performance criteria that may decrease the ultimate amount earned.
(7)	This amount represents time-based RSUs which will vest in equal amounts on March 23, 2023 and March 23, 2024.
(8)	This amount represents PRSUs, which will vest in equal amounts on December 31, 2022, and December 31, 2023, subject to certain performance criteria that may decrease the ultimate amount earned.
(9)	This amount represents time-based RSUs which will vest in equal amounts on February 5, 2023, February 5, 2024 and February 5, 2025.
(10)

This amount represents PRSUs, which will vest in equal amounts on December 31, 2022, December 31, 2023, and December 31, 2024 subject to certain performance criteria that may decrease the ultimate amount earned.

(11)	This amount represents time-based RSUs which will vest in equal amounts on February 3, 2023, February 3, 2024, February 3, 2025, and February 3, 2026.

(12)

This amount represents PRSUs, which will vest in equal amounts on December 31, 2022, December 31, 2023, December 31, 2024, and December 31, 2025 subject to certain performance criteria that may decrease the ultimate amount earned.

Other Executive Compensation Policies and Practices

Severance and Other Post-Employment Compensation

Employment Agreements

As described above, the Company has entered into employment agreements with each named executive officer. Under each employment agreement, if during the term of the agreement the Company terminates the officer’s employment without cause (as defined in the applicable employment agreement, including as a result of the Company’s notice of non-renewal of the employment agreement) or the officer terminates their employment for good reason (as defined in the applicable employment agreement) (each, a “Qualifying Termination”), the Company will provide the following severance benefits to the officer: (1) an amount equal to 1.5 times for Ms. Berner and Mr. Lopez-Balboa (or, for Mr. Denning, 1 times) the sum of the officer’s base salary plus target annual cash incentive award, payable in four quarterly installments (the “Severance Payments”); (2) a lump sum cash payment equal to a pro-rata annual cash incentive award for the year of termination, based on actual performance for the full performance year (the “Pro-Rata Bonus”); (3) for Ms. Berner and Mr. Denning, unless otherwise agreed, vesting of 50% of equity awards that are unvested as of the termination date (for performance-based awards, subject to applicable performance conditions); and (4) continued participation for the executive and their dependents (at the Company’s expense) for 12 months (or, for Ms. Berner, 18 months) following termination in the medical, dental, vision and hospitalization insurance coverage in which the officer and their dependents were participating prior to the termination date, or an equivalent economic benefit, plus reimbursement of income taxes related thereto (“Continued Benefits”).

If the officer experiences a Qualifying Termination within 12 months after a change in control (as defined in the applicable employment agreement) or within three months prior to a change in control, the Company will provide the following severance benefits to the officer: (1) the Severance Payments, but subject to a 2.5X multiple instead of a 1.5X multiple for Ms. Berner, and a 2X multiple instead of a 1.5X multiple for Messrs. Denning and Lopez-Balboa; (2) a Pro-Rata Bonus; (3) 100% vesting of outstanding equity awards, with performance conditions deemed satisfied; and (4) Continued Benefits, but for a period of 24 months instead of 18 months for Ms. Berner, and a period of 18 months instead of 12 months for Mr. Lopez-Balboa.

In general, severance benefits under the employment agreements are subject to the named executive officer’s execution of a customary release of claims in favor of the Company. The employment agreements include certain customary confidentiality and non-competition restrictive covenants, and the severance benefits described above are generally subject to forfeiture in the event the officer materially breaches such covenants.

If Ms. Berner or Mr. Denning experiences a Qualifying Termination during the six-month period immediately preceding a change in control, then 100% of any unvested equity awards will become fully vested, with performance conditions or restrictions deemed satisfied, effective as of the consummation of the change in control.

If the named executive officer’s employment terminates as a result of death or disability (as defined in the applicable employment agreement), then the officer will be entitled to an annual cash incentive award payment for the year of such termination on a pro-rated basis based on actual performance for the full performance period.

Equity Award Agreements

If a named executive officer’s employment is terminated by the Company without cause (as defined for purposes of the applicable equity awards), by the officer for good reason (as defined for purposes of applicable awards), due to death, or due to disability (as defined for purposes of the applicable awards): (1) 50% of outstanding and unvested CPUs, RSUs and PRSUs will become vested (or 75%, if such termination occurs prior to the first anniversary of the grant date); and (2) unvested options will vest to the extent that they would have vested on the next succeeding annual vesting date. If the officer’s employment is terminated without cause or for good reason within three months prior to or within 12 months after a change in control, 100% of the award will become vested (to the extent not yet vested or forfeited).

Clawback

The award agreements for our named executive officers’ long-term incentive awards are subject to forfeiture or clawback upon various events, including:

•

if the named executive officer breaches any non-competition, non-solicitation, and/or assignment of inventions agreement or obligations with the Company, or materially breaches a non-disclosure agreement;

•

if, while employed by or proving services to the Company or its affiliates, the named executive officer engages in activity that constitutes fraud or other intentional misconduct and that activity directly results in any financial restatements; and

•

for performance-based awards, while the named executive officer is employed by or providing services to the Company or its affiliates, if any activity results in a financial restatement, to the extent the amounts received would not have vested based on the achievement of the applicable performance goals based on the Company’s financial performance as described in the restated financials and the restatement is filed within two years after the last day of the financial period that is the subject of the restatement.

Such award agreements also provide that, to the extent required by Company policy or applicable law or the rules and regulations of the New York Stock Exchange (or other applicable exchange), the awards will also be subject to clawback, forfeiture or similar requirements. In addition, the employment agreements with our named executive officers provide that all payments thereunder will generally be subject to any incentive compensation policy that may be established from time to time by the Company to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Pay Versus Performance

As required by new pay versus performance (“PVP”) rules adopted by the SEC in August 2022 and in effect for the first time for this Proxy Statement, the following Pay Versus Performance table (“PVP Table”) provides SEC-required information about compensation for 2022 for this Proxy Statement’s named executive officers, as well as our named executive officers from our Proxy Statement for our 2021 Annual Meeting of Shareholders (each of 2021 and 2022, a “Covered Year”). We refer to all of the named executive officers covered in the PVP Table below, collectively, as the “PVP NEOs”. The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years. In reviewing this information, there are a few important things we believe you should consider:

•

The information in columns (b) and (d) of the PVP Table comes directly from this year’s Summary Compensation Table (or last year’s Summary Compensation Table), without adjustment, calculated in substantially the same manner as required under SEC rules;

•

As required by the SEC’s PVP rules, we describe the information in columns (c) and (e) of the PVP Table as “compensation actually paid” (or “CAP”) to the applicable PVP NEOs. However, these CAP amounts do not entirely reflect the final compensation that our NEOs actually earned or walked away with for their service in the Covered Years, respectively. Instead, the SEC’s concept of CAP really reflects the SEC’s particular view or formulation of a combination of realized pay (primarily for cash amounts) and realizable or accrued pay (primarily for equity awards). As a result, we urge investors to use caution when evaluating CAP amounts, as they are calculated in a manner different than any information that we have presented before; and

•

As required by the SEC’s PVP rules, we provide information in the PVP Table below about our absolute total shareholder return (“TSR”) results and our U.S. GAAP net income results (the “External Measures”) during the Covered Years.

Pay Versus Performance Table

Year (a)	Summary Compensation Table (“SCT”) Total for PEO ($)(b)(1)	Comp. Actually Paid to PEO ($)(c)(1)(2)	Average SCT Total for Non-PEO NEOs ($)(d)(1)	Average Comp. Actually Paid to Non-PEO NEOs ($)(e)(1)(2)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($)(f)(3)	Net Income ($)(g)
2022	5,479,965	3,298,170	2,165,112	1,372,059	71.22	16,235,000
2021	6,575,437	7,472,868	2,589,905	2,870,326	129.01	17,278,000

(1)

Mary G. Berner was our principal executive officer (“PEO”) for the full year for each of the Covered Years. Our non-PEO PVP NEOs (“Non-PEO NEOs”) were Francisco J. Lopez-Balboa and Richard S. Denning for each of the Covered Years.

(2)

For each Covered Year, in determining both the CAP for our PEO and the average CAP for our Non-PEO NEOs for purposes of this PVP Table, we deducted from or added back to the total amount of compensation reported in column (b) and column (d) for such Covered Year the following amounts:

Item and Value Added (Deducted)	2022	2021
For Ms. Berner:
- SCT “Stock Awards” column value	$(2,254,996)	$(1,977,136)
- SCT “Option Awards” column value	$0	$0
+ year-end fair value of outstanding equity awards granted in Covered Year	$1,372,894	$2,286,000
+/- change in fair value of outstanding equity awards granted in prior years	$(1,264,032)	$530,480
+ vesting date fair value of equity awards granted and vested in Covered Year	$0	$0
+/- change in fair value of prior-year equity awards vested in Covered Year	$(35,661)	$58,087
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	$0	$0
+ includable dividends/earnings on equity awards during Covered Year	$0	$0

Item and Value Added (Deducted)	2022	2021

For Non-PEO Named Executive Officers (Average):
- SCT “Stock Awards” column value	$(792,754)	$(699,587)
- SCT “Option Awards” column value	$0	$0
+ year-end fair value of outstanding equity awards granted in Covered Year	$482,647	$808,875
+/- change in fair value of outstanding equity awards granted in prior years	$(466,664)	$159,073
+ vesting date fair value of equity awards granted and vested in Covered Year	$0	$0
+/- change in fair value of prior-year equity awards vested in Covered Year	$(16,282)	$12,060
- prior year-end fair value of prior-year equity awards forfeited in Covered Year	$0	$0
+ includable dividends/earnings on equity awards during Covered Year	$0	$0

(3)

For each Covered Year, our TSR was calculated based on the yearly percentage change in our cumulative TSR on our common stock, measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for a period beginning with our closing price on the Nasdaq Global Market on December 31, 2020 through and including the last day of the fiscal year covered (each one- or two-year period, the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between our closing stock price at the end versus the beginning of the Measurement Period, divided by (b) our closing share price at the beginning of the Measurement Period. Each of these yearly percentage changes was then applied to a deemed fixed investment of $100 at the beginning of each Measurement Period to produce the Covered Year-end values of such investment as of the end of 2022 and 2021, as applicable. Because Covered Years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

The following charts provide, across the Covered Years, descriptions of the relationships between (1) the CAP for the PEO and the average CAP for our Non-PEO NEOs (in each case as set forth in the PVP Table above) and (2) each of the performance measures set forth in columns (f) and (g) of the PVP Table above.

Securities Authorized for Issuance Under Equity Incentive Plans

The following table sets forth, as of December 31, 2022, the number of securities outstanding under our 2018 Equity and Incentive Compensation Plan and 2020 Long-Term Incentive Plan, the weighted average exercise price of such securities, if applicable, and the number of securities available for grant under these plans:

Plan Category	To be Issued Upon Exercise of Outstanding Options Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
Equity Compensation Plans Approved by Stockholders	716,255	$19.83	1,221,412
Equity Compensation Plans Not Approved by Stockholders	—	—	—

Total	716,255	$19.83	1,221,412

Director Compensation

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties as directors as well as the expertise and knowledge required.

In 2022, non-employee directors received a fee of $100,000 and the Chairman of the Board received an additional fee of $40,000, prorated for partial year service. In addition, for 2022, the non-employee directors received $100,000 in restricted shares of Class A common stock, prorated for partial year service, and the Chairman of the Board received an additional $80,491 in restricted shares of Class A common stock. Also, in 2022, the Chairman of the Audit Committee received an additional fee of $25,000, the Chairman of the Compensation Committee received an additional fee of $25,000 and the Chairman of the Nominating and Governance Committee received an additional fee of $15,000, each of which were paid in cash and pro-rated for any partial year service. Each non-employee director is also reimbursed for expenses actually incurred in attending in-person meetings of the Board and any committees.

The following table sets forth amounts paid to our non-employee directors in 2022. Ms. Berner received no additional compensation for her service as a director, and her compensation is disclosed in the “2022 Summary Compensation Table” above.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
David M. Baum(1)	62,500	100,000	—	—	—	—	162,500
Matthew C. Blank	100,000	100,000	—	—	—	—	200,000
Thomas H. Castro	100,000	100,000	—	—	—	—	200,000
Deborah A. Farrington(2)	36,685	75,342	—	—	—	—	112,027
Joan Hogan Gillman	115,000	100,000	—	—	—	—	215,000
Andrew W. Hobson	149,171	180,491	—	—	—	—	329,662
Brian G. Kushner	125,000	100,000	—	—	—	—	225,000

(1)	Mr. Baum passed away on May 19, 2022.
(2)	Ms. Farrington was appointed to the Board effective on August 19, 2022.
(3)

As of December 31, 2022, the non-employee directors held the following unvested restricted shares: Mr. Blank: 2,154 shares; Mr. Castro: 2,154 shares; Ms. Farrington: 3,046 shares; Mr. Hobson: 3,887 shares; Ms. Gillman: 2,154 shares and Mr. Kushner: 2,154 shares.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors offers this report regarding the Company’s financial statements, and regarding certain matters with respect to PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022. This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC by the Company, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed to be filed with the SEC.

The Audit Committee currently consists of Messrs. Kushner (Chairman) and Castro and Ms. Farrington.

The Audit Committee reviewed and discussed with the Company’s management and with PricewaterhouseCoopers LLP, its independent registered public accounting firm for the fiscal year ended December 31, 2022, the Company’s audited financial statements contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Audit Committee also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the statement on Auditing Standards No. 16, Communication with Audit Committees, as amended, issued by the Public Company Accounting Oversight Board.

The Audit Committee received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence. The Audit Committee also considered whether the provision of certain non-audit services to the Company by PricewaterhouseCoopers LLP is compatible with maintaining its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC.

The Audit Committee of the Board of Directors:

Brian G. Kushner (Chairman)

Thomas H. Castro

Deborah A. Farrington

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board of Directors recognizes that related person transactions present a heightened risk of conflicts of interest. The Audit Committee has been delegated the authority to review and approve all related person transactions involving directors or executive officers of the Company. Generally, a “related person transaction” is a transaction in which we are a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. “Related persons” include our executive officers, directors and holders of more than 5% of our common stock, and any of their immediate family members. Under our related person transaction policy, when management becomes aware of a related person transaction, management reports the transaction to the Audit Committee and requests approval or ratification of the transaction. Generally, the Audit Committee will approve only related party transactions that are on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party. The Audit Committee will report to the full Board of Directors all related person transactions presented to it. During the fiscal 2022 year, there were no reportable related party transactions.

PROPOSAL NO. 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides stockholders with the right to vote to approve, on an advisory, non-binding, basis, the compensation of our named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC. This stockholder advisory vote is commonly referred to as the “say-on-pay” vote. At the Company’s 2017 annual meeting of stockholders, the Company’s stockholders took action with respect to an advisory vote on the frequency of say-on-pay votes. A majority of votes cast on the advisory vote on the frequency of say-on-pay votes were for such vote to occur “every year,” supporting the Board of Director’s recommendation. Based upon such result, the Board determined that an advisory say-on-pay vote would be held every year until the next advisory vote on the frequency of future say-on-pay votes. Shareholders will be voting on the frequency of future say-on-pay votes again at this annual meeting. See “Proposal No. 3: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.”

Our philosophy with respect to executive compensation is to implement certain core compensation principles, namely, alignment of management’s interests with our stockholders’ interests and encouraging and rewarding performance that contributes to enhanced long-term stockholder value and our general long-term financial health. Our compensation programs are designed in a consistent manner, and seek to ensure we can effectively attract and retain executive leadership, reward performance that enhances stockholder value and our financial strength, and align the interests of executive officers with other stockholders. We believe that our executive compensation philosophy and programs are appropriate to ensure management’s interests are aligned with our stockholders’ interests in furtherance of long-term value creation. In the course of designing and implementing our compensation programs for 2022, the Compensation Committee, with input from management, determined what it considered appropriate levels and types of quantifiable financial-based incentives to motivate our named executive officers to achieve short-term and long-term business goals, after reviewing historical compensation levels, data and analyses regarding the compensation at our peer companies and the Company’s business expectations for 2022. Please review the “Summary Compensation Table” and related narrative disclosure in this proxy statement which describes the compensation paid to our named executive officers in fiscal 2022.

The say-on-pay vote gives you as a stockholder the opportunity to express your views on the compensation of our named executive officers in 2022. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers in 2022 and our executive compensation philosophy, objectives, policies and practices. The Compensation Committee, which administers our executive compensation program, values the opinions expressed by stockholders and will consider the outcome of these votes in making its decisions on executive compensation in the future. Accordingly, the Board of Directors recommends that stockholders approve the following advisory resolution:

“RESOLVED, that the stockholders of Cumulus approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation tables and accompanying footnotes and narratives disclosed in this proxy statement.”

Because this vote is advisory, it will not be binding on the Compensation Committee, the Board of Directors or the Company. However, it will provide information to our management and Compensation Committee regarding investor sentiment about our executive compensation philosophy, objectives, policies and practices, which management and the Compensation Committee will be able to consider when determining executive compensation for the remainder of fiscal 2023 and beyond.

Recommendation of the Board of Directors

Your Board of Directors recommends a vote FOR the advisory approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement.

PROPOSAL NO. 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also provides stockholders with the right to vote, on an advisory, nonbinding basis, on the frequency with which the Company should include an advisory vote on executive compensation, similar to that in Proposal 2, at future annual meetings of stockholders. This advisory vote is commonly referred to as the “say-when-on-pay” vote. Stockholders may vote for a say-on-pay vote to occur every year, every two years or every three years, or may abstain from voting on the frequency of the say-on-pay vote.

Section 14A of the Securities Exchange Act of 1934 requires that we conduct a stockholder advisory vote of this nature at least once every six years. This proposal provides our stockholders with the opportunity to cast an advisory vote indicating their preference on how often the Company should include a say-on-pay proposal in its proxy materials for future stockholder meetings.

As discussed in Proposal 2, in an advisory vote in 2017, a majority of the Company’s stockholders voted in favor of submission of the say-on-pay vote “every year” and our Board approved this approach. We continue to believe that by providing for a say-on-pay vote every year, stockholders will have the opportunity annually to express their views on the compensation of our named executive officers. An annual vote also complements our goal of creating and implementing a compensation philosophy, objectives, programs and practices that enhance stockholder value, and can maximize accountability and communication.

You may cast your vote on a preferred frequency on which the Company is to hold future advisory stockholder votes to approve the compensation of the Company’s named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC by selecting your preference of every year, every two years or every three years, or by abstaining from voting.

Although the say-when-on-pay vote is nonbinding, the Board of Directors and the Compensation Committee will consider the results of the say-when-on-pay vote, among other factors, in determining the frequency of future say-on-pay votes. The Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the non-binding option recommended by our stockholders.

Recommendation of the Board of Directors

Your Board of Directors recommends a vote for ONE YEAR as the preferred frequency for future advisory votes on executive compensation as disclosed in this proxy statement.

PROPOSAL NO. 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE CUMULUS MEDIA INC. 2020 EQUITY AND INCENTIVE COMPENSATION PLAN

Overview

We are asking stockholders to approve an amendment and restatement of the Cumulus Media Inc., 2020 Equity and Incentive Compensation Plan. On March 22, 2023, upon recommendation by the Compensation Committee, the Board approved and adopted, subject to the approval of the Company’s stockholders at the annual meeting, the amendment and restatement of the Cumulus Media Inc. 2020 Equity and Incentive Compensation Plan. In this proposal, we refer to the original Cumulus Media Inc. 2020 Equity and Incentive Compensation Plan as the “2020 Plan,” and we refer to the amended and restated Cumulus Media Inc. 2020 Equity and Incentive Compensation Plan as the “Amended 2020 Plan.”

The Company’s stockholders approved the 2020 Plan, which succeeded the Cumulus Media Inc. Long-Term Incentive Plan (the “Predecessor Plan”), at the Company’s 2020 Annual Meeting of Stockholders, and no future awards may be granted under the Predecessor Plan. The 2020 Plan affords the Compensation Committee the ability to design compensatory awards that are responsive to the Company’s needs and includes authorization for a variety of awards designed to advance the interests and long-term success of the Company by encouraging stock ownership among officers and other employees of the Company and its subsidiaries, certain consultants and other service providers to the Company and its subsidiaries, and non-employee directors of the Company. You are being asked to approve the Amended 2020 Plan.

Stockholder approval of the Amended 2020 Plan would primarily make available for awards under the Amended 2020 Plan an additional 700,000 shares of Class A common stock, par value $0.0000001 per share, of the Company (“Class A Shares”), as described below and in the Amended 2020 Plan, with such amount subject to adjustment, including under the share counting rules.

The Board recommends that you vote to approve the Amended 2020 Plan. If the Amended 2020 Plan is approved by stockholders at the annual meeting, it will be effective as of the day of the annual meeting, and future grants will be made on or after such date under the Amended 2020 Plan. If the Amended 2020 Plan is not approved by our stockholders, then it will not become effective, no awards will be granted under the Amended 2020 Plan, and the 2020 Plan will continue in accordance with its terms as previously approved by our stockholders.

The actual text of the Amended 2020 Plan is attached to this proxy statement as Appendix A. The following description of the Amended 2020 Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Appendix A.

Why We Recommend That You Vote for this Proposal

The Amended 2020 Plan continues to authorize the Compensation Committee to provide cash awards and equity-based compensation in the form of stock options, appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, performance units, dividend equivalents and certain other awards, including those denominated or payable in, or otherwise based on, Class A Shares, for the purpose of providing our non-employee directors, officers and other employees of the Company and its subsidiaries, and certain consultants and other service providers of the Company and its subsidiaries, incentives and rewards for service and/or performance. Some of the key features of the Amended 2020 Plan that reflect our commitment to effective management of equity and incentive compensation are set forth below.

We believe our future success continues to depend in part on our ability to attract, motivate and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Amended 2020 Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use share-based awards to recruit and compensate our employees and directors.

The use of Class A Shares as part of our compensation program is also important because equity-based awards continue to be an essential component of our compensation program for key employees, as they help link compensation with long-term stockholder value creation and reward participants based on service and/or performance.

In 2020, Company stockholders approved 2,100,000 Class A Shares, plus the number of Class A Shares that remained available for awards under the Predecessor Plan as of the effective date of the 2020 Plan, to be used for awards under the 2020 Plan. As of March 3, 2023, 649,665 Class A Shares remained available for awards under the 2020 Plan. If the Amended 2020 Plan is not approved, we may be compelled to increase significantly the cash component of our employee and director compensation, which approach may not necessarily align employee and director compensation interests with the investment interests of our stockholders. Replacing equity awards with cash also would increase cash compensation expense and use cash that could be better deployed for other purposes.

The following includes aggregated information regarding our view of the overhang and dilution associated with the Predecessor Plan and the 2020 Plan, and the potential dilution associated with the Amended 2020 Plan. This information is as of March 3, 2023. As of that date, there was a total of 18,414,806 shares of common stock outstanding (“Common Stock”), consisting of approximately 18,102,765 Class A Shares and 312,041 shares of our Class B common stock. Class B common stock is convertible at any time at the option of the holders into Class A common stock on a share-for-share basis.

Class A Shares Subject to Outstanding Awards and Available for Future Awards:

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Total Class A Shares subject to outstanding awards considered granted for purposes of FASB ASC Topic 718: 2,123,817 Class A Shares, consisting of 1,177,802 Class A Shares subject to time-based RSUs, 229,760 Class A Shares subject to performance-based RSUs, and 716,255 Class A Shares subject to stock options (outstanding stock options have a weighted average exercise price of $19.83 and a weighted average remaining term of 1.2 years);

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Total Class A Shares reserved for awards made, but not yet considered granted for purposes of FASB ASC Topic 718: 392,079 Class A Shares that are reserved for issuance pursuant to performance-based RSUs; and

•	Total Class A Shares available for future awards under the 2020 Plan, after deducting the shares described above: 649,665 Class A Shares.

Proposed Class A Shares Available for Awards Under the Amended 2020 Plan:

•	700,000 additional Class A Shares, subject to adjustment, including under the share counting rules of the Amended 2020 Plan.

Based on the closing price on the NASDAQ Global Market for our Class A Shares on March 3, 2023, of $5.06 per share, the aggregate market value as of March 3, 2023, of the additional 700,000 Class A Shares requested under the Amended 2020 Plan was $3,542,000.

In fiscal years 2020, 2021 and 2022, awards were made under the Predecessor Plan (prior to April 30, 2020) and the 2020 Plan covering 819,552 Class A Shares, 772,195 Class A Shares, and 827,553 Class A Shares, respectively. Based on our basic weighted average of Class A Shares outstanding for those three fiscal years of 20,317,064, 20,482,547, and 19,560,257, respectively, for the three-fiscal-year period 2020-2022, our average burn rate, not taking into account forfeitures, was 4.01% (our individual years’ burn rates were 4.03% for fiscal 2020, 3.77% for fiscal 2021, and 4.23% for fiscal 2022). In determining the number of shares to request for approval under the Amended 2020 Plan, our management team worked with our Compensation Committee and its advisors to evaluate a number of factors, including our recent share usage and criteria expected to be utilized by institutional proxy advisory firms in evaluating our proposal for the Amended 2020 Plan.

If the Amended 2020 Plan is approved, we intend to utilize the shares authorized under the Amended 2020 Plan to continue our practice of incentivizing key individuals through equity grants. We currently anticipate that the shares requested in connection with the approval of the Amended 2020 Plan will last for about three years, based on our historic grant rates, new hiring and the approximate current share price, but could last for a different period of time if actual practice does not match recent rates or our share price changes materially. As noted below, our Compensation Committee would retain full discretion under the Amended 2020 Plan to determine the number and amount of awards to be granted under the Amended 2020 Plan, subject to the terms of the Amended 2020 Plan, and future benefits that may be received by participants under the Amended 2020 Plan are not determinable at this time.

We believe that we have demonstrated a commitment to sound equity compensation practices in recent years. We recognize that equity compensation awards dilute stockholders’ equity, so we have carefully managed our equity incentive compensation. Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests, as described above.

In evaluating this proposal, stockholders should consider all of the information in this proposal and this proxy statement, including Appendix A.

Material Changes From The 2020 Plan

The Amended 2020 Plan (1) increases the number of Class A Shares available for awards under the 2020 Plan by 700,000 shares, (2) correspondingly increases the limit on shares that may be issued or transferred upon the exercise of incentive stock options granted under the 2020 Plan, during its duration (as described below), by 700,000 Class A Shares, (3) includes a provision requiring a minimum one-year vesting period for all awards with limited, customary exceptions, (4) revises the provisions related to the delegation of grant authority under 2020 Plan to better align with recent changes to Delaware law, and (5) extends the term of the 2020 Plan until the 10th anniversary of the date of stockholder approval of the Amended 2020 Plan. The Amended 2020 Plan also makes certain other conforming, clarifying or nonsubstantive changes to the terms of the 2020 Plan to implement the Amended 2020 Plan.

We are not seeking to make any other material changes to the terms of the 2020 Plan.

Other Amended 2020 Plan Highlights

•	Reasonable Amended 2020 Plan Limits.

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Subject to adjustment as described in the Amended 2020 Plan, awards under the Amended 2020 Plan are limited to (1) 2,800,000 Class A Shares (2,100,000 of which were originally approved by stockholders at the 2020 annual meeting of stockholders, and 700,000 of which are newly provided for under the Amended 2020 Plan), plus one Class A Share for every Class A Share that remained available for awards pursuant to the Predecessor Plan as of the effective date of the 2020 Plan and the shares that are subject to awards granted under the Predecessor Plan or the 2020 Plan that are added (or added back, as applicable) pursuant to the share counting rules in the Amended 2020 Plan. These shares may be shares of original issuance or treasury shares, or a combination of the two;

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The Amended 2020 Plan also provides that, subject as applicable to the adjustment and share counting provisions of the Amended 2020 Plan, the aggregate number of Class A Shares actually issued or transferred upon the exercise of Incentive Stock Options (as defined below) will not exceed 2,800,000 Class A Shares; and

•	Director Compensation Limit: The Amended 2020 Plan provides that in no event will any non-employee director of the Company, in any one calendar year, be granted compensation for such service having an aggregate maximum value (measured at the date of grant, as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $800,000.

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Allowances for Conversion Awards and Assumed Plans. Class A Shares issued or transferred under awards granted under the Amended 2020 Plan in substitution for or conversion of, or in connection with an assumption of, stock options, SARs, restricted stock, RSUs or other stock or stock-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with us or any of our subsidiaries will not count against (or be added to) the aggregate share limit or other Amended 2020 Plan limits described above. Additionally, shares available under certain plans that we or our subsidiaries may assume in connection with corporate transactions from another entity may be available for certain awards under the Amended 2020 Plan, under circumstances further described in the Amended 2020 Plan, but will not count against the aggregate share limit or other Amended 2020 Plan limits described above.

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Share Recycling Provisions. Subject to certain exceptions described in the Amended 2020 Plan, if any award granted under the 2020 Plan or Amended 2020 Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Class A Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under the Amended 2020 Plan. Additionally, if, after April 30, 2020, any Class A Shares subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Class A Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under the Amended 2020 Plan. Notwithstanding anything else in the 2020 Plan, the following share recycling rules apply under the 2020 Plan:

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Class A Shares withheld by us, tendered or otherwise used in payment of the exercise price of a stock option granted under the Amended 2020 Plan or the Predecessor Plan will be added back to the aggregate number of Class A Shares available under the Amended 2020 Plan;

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Class A Shares withheld by us, tendered or otherwise used to satisfy tax withholding with respect to stock options or SARs granted under the Amended 2020 Plan or the Predecessor Plan will be added back to the aggregate number of Class A Shares available under the Amended 2020 Plan;

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Class A Shares withheld by us, tendered or otherwise used prior to the 10th anniversary of the date of stockholder approval of the Amended 2020 Plan to satisfy tax withholding with respect to awards other than stock options or SARs granted under the Amended 2020 Plan or the Predecessor Plan will be added back to the aggregate number of Class A Shares available under the Amended 2020 Plan;

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Class A Shares withheld by us, tendered or otherwise used on or after the 10th anniversary of the date of stockholder approval of the Amended 2020 Plan to satisfy tax withholding with respect to awards other than stock options or SARs will not be added (or added back, as applicable) to the aggregate number of Class A Shares available under the Amended 2020 Plan;

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Class A Shares subject to a share-settled SAR that are not actually issued in connection with the settlement of such SAR on exercise will be added back to the aggregate number of Class A Shares available under the Amended 2020 Plan;

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Class A Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of stock options will not be added (or added back, as applicable) to the aggregate number of Class A Shares available under the Amended 2020 Plan; and

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If a participant elects to give up the right to receive compensation in exchange for Class A Shares based on fair market value, such Class A Shares will not count against the aggregate number of shares available under the Amended 2020 Plan.

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Minimum Vesting. Awards granted under the Amended 2020 Plan will generally vest no earlier than the first anniversary of the applicable grant date. However, the following awards will not be subject to the foregoing minimum vesting requirement: (1) awards granted in connection with certain awards that are assumed, converted or substituted in connection with certain corporate transactions, (2) Class A Shares delivered in lieu of fully vested cash obligations; (3) awards to non-employee directors that vest on the earlier of the one-year anniversary of the applicable grant date and the next annual meeting of stockholders, which is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders; and (4) any additional awards the Compensation Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under the Amended 2020 Plan (subject to the adjustment provisions of the Amended 2020 Plan). Nothing in minimum vesting provisions otherwise in the Amended 2020 Plan, however, precludes the Compensation Committee, in its sole discretion, from (a) providing for continued vesting or accelerated vesting for any award under the Amended 2020 Plan upon certain events, including in connection with or following a participant’s death, disability, or termination of service or a Change in Control (as described below) or (b) exercising its discretionary vesting authority under the Amended 2020 Plan at any time following the grant of an award.

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No Repricing Without Stockholder Approval. Outside of certain corporate transactions or adjustment events described in the Amended 2020 Plan or in connection with a Change in Control, the exercise or base price of stock options and SARs cannot be reduced, nor can “underwater” stock options or SARs be cancelled in exchange for cash or replaced with other awards, or replaced with stock options or SARs with a lower exercise or base price, as applicable, without stockholder approval under the Amended 2020 Plan.

•	Change in Control Definition. The Amended 2020 Plan includes a non-liberal definition of “Change in Control,” which is described below.

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Exercise or Base Price Limitation. The Amended 2020 Plan also provides that, except with respect to certain converted, assumed or substituted awards as described in the Amended 2020 Plan, no stock options or SARs will be granted with an exercise or base price less than the fair market value of a Class A Share on the date of grant.

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Dividends and Dividend Equivalents. The Amended 2020 Plan provides that dividends and dividend equivalents on Amended 2020 Plan awards will generally be deferred until, and paid contingent upon, the vesting or earning of such awards. The Amended 2020 Plan does not allow for dividends or dividend equivalents on stock options or SARs.

Summary of Other Material Terms of the 2020 Plan

Administration: The Amended 2020 Plan will generally be administered by the Compensation Committee (or its successor), or any other committee of the Board designated by the Board to administer the Amended 2020 Plan. However, at the discretion of the Board, the Amended 2020 Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Compensation Committee under the Amended 2020 Plan. References to the “Committee” in this proposal generally refer to the Compensation Committee or such other committee designated by the Board, or the Board, as applicable. The Committee may from time to time delegate all or any part of its authority under the Amended 2020 Plan to a subcommittee. Any interpretation, construction and determination by the Committee of any provision of the Amended 2020 Plan, or of any Evidence of Award (as defined below) under the Amended 2020 Plan (or related documents), will be final and conclusive. To the extent permitted by applicable law, the Committee may delegate to one or more of its members or to one or more officers, or to one or more agents or advisors of the Company, such administrative duties or powers as it deems advisable. In addition, the Committee may by resolution, subject to certain restrictions set forth in the Amended 2020 Plan, authorize one or more officers of the Company to authorize the granting or sale of awards under the Amended 2020 Plan on the same basis as the Compensation Committee. However, the Committee may not delegate such authority to officers for awards granted to such officers or any non-employee directors, certain officers or certain employees who are subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Eligibility: Any person who is selected by the Committee to receive benefits under the Amended 2020 Plan and who is at that time an officer or other employee of the Company or any of its subsidiaries (including a person who has agreed to commence serving in such capacity within 90 days of the date of grant) is eligible to participate in the Amended 2020 Plan. In addition, certain persons, including consultants, who provide services to the Company or any of its subsidiaries that are equivalent to those typically provided by an employee (provided that such persons satisfy the Form S-8 definition of “employee”), and non-employee directors of the Company, may also be selected by the Committee to participate in the Amended 2020 Plan. As of March 3, 2023, there were approximately 35 employees of the Company and its subsidiaries expected to participate in the Amended 2020 Plan out of a total of 3,319 employees. We expect that all of our non-employee directors (of which there were six as of March 3, 2023) will participate in the Amended 2020 Plan. Although approximately 50 consultants were providing services to the Company as of March 3, 2023, we do not currently expect to grant awards to consultants under the Amended 2020 Plan. The basis for participation in the Amended 2020 Plan by eligible persons is the selection of such persons for participation by the Committee (or its proper delegate) in its discretion.

Share Counting: Generally, the aggregate number of Class A Shares available under the Amended 2020 Plan will be reduced by one Class A Share for every one Class A Share subject to an award granted under the Amended 2020 Plan.

Types of Awards Under the Amended 2020 Plan: Pursuant to the Amended 2020 Plan, the Company may grant stock options (including stock options intended to be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986 (the “Code”) (“Incentive Stock Options”)), SARs, restricted stock, RSUs, performance shares, performance units, cash incentive awards, and certain other awards based on or related to our Class A Shares.

Generally, each grant of an award under the Amended 2020 Plan will be evidenced by an award agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee (an “Evidence of Award”), which will contain such terms and conditions as the Committee may determine, consistent with the Amended 2020 Plan. A brief description of the types of awards which may be granted under the Amended 2020 Plan is set forth below.

Stock Options: A stock option is a right to purchase Class A Shares upon exercise of the stock option. Stock options granted to an employee under the Amended 2020 Plan may consist of either an Incentive Stock Option, a non-qualified stock option that is not intended to be an “incentive stock option” under Section 422 of the Code, or a combination of both. Incentive Stock Options may only be granted to employees of the Company or certain of our related corporations. Except with respect to certain awards issued in substitution for, in conversion of, or in connection with an assumption of stock options held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, stock options must have an exercise price per share that is not less than the fair market value of a Class A Share on the date of grant. The term of a stock option may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a stock option.

Each grant of a stock option will specify the applicable terms of the stock option, including the number of Class A Shares subject to the stock option and the required period or periods of the participant’s continuous service, if any, before any stock option or portion of a stock option will vest. Stock options may provide for continued vesting or the earlier vesting of the stock options, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a Change in Control.

Any grant of stock options may specify management objectives regarding the vesting of the stock options. Each grant will specify whether the consideration to be paid in satisfaction of the exercise price will be payable: (1) in cash, by check acceptable to the Company, or by wire transfer of immediately available funds; (2) by the actual or constructive transfer to the Company of Class A Shares owned by the participant with a value at the time of exercise that is equal to the total exercise price; (3) subject to any conditions or limitations established by the Committee, by a net exercise arrangement pursuant to which the Company will withhold Class A Shares otherwise issuable upon exercise of a stock option; (4) by a combination of the foregoing methods; or (5) by such other methods as may be approved by the Committee. To the extent permitted by law, any grant may provide for deferred payment of the exercise price from the proceeds of a sale through a bank or broker of some or all of the shares to which the exercise relates. Stock options granted under the Amended 2020 Plan may not provide for dividends or dividend equivalents.

SARs: The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of SARs. A SAR is a right to receive from us an amount equal to 100%, or such lesser percentage as the Committee may determine, of the spread between the base price and the value of our Class A Shares on the date of exercise.

Each grant of SARs will specify the period or periods of continuous service, if any, by the participant with the Company or any subsidiary that is necessary before the SARs or installments of such SARs will become exercisable. SARs may provide for continued vesting or the earlier vesting of such SARs, including in the event of the retirement, death, disability or termination of employment or service of a participant or in the event of a Change in Control. Any grant of SARs may specify management objectives regarding the vesting of such SARs. A SAR may be paid in cash, Class A Shares or any combination of the two.

Except with respect to awards issued in substitution for, in conversion of, or in connection with an assumption of SARs held by awardees of an entity engaging in a corporate acquisition or merger with us or any of our subsidiaries, the base price of a SAR may not be less than the fair market value of a Class A Share on the date of grant. The term of a SAR may not extend more than 10 years from the date of grant. The Committee may provide in an Evidence of Award for the automatic exercise of a SAR. SARs granted under the Amended 2020 Plan may not provide for dividends or dividend equivalents.

Restricted Stock: Restricted stock constitutes an immediate transfer of the ownership of Class A Shares to the participant in consideration of the performance of services, entitling such participant to voting and other ownership rights (subject in particular to certain dividend provisions in the Amended 2020 Plan), subject to the substantial risk of forfeiture and restrictions on transfer determined by the Committee for a period of time determined by the Committee or until certain management objectives specified by the Committee are achieved. Each such grant or sale of restricted stock may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value per Class A Share on the date of grant.

Any grant of restricted stock may specify management objectives regarding the vesting of the restricted stock. Any grant of restricted stock may require that any and all dividends or distributions paid on restricted stock that remains subject to a substantial risk of forfeiture be automatically deferred and/or reinvested in additional restricted stock, which will be subject to the same restrictions as the underlying restricted stock, but any such dividends or other distributions on restricted stock must be deferred until, and paid contingent upon, the vesting of such restricted stock.

Restricted stock may provide for continued vesting or the earlier vesting of such restricted stock, including in the event of retirement, death, disability or termination of employment or service of the participant or a Change in Control.

RSUs: RSUs awarded under the Amended 2020 Plan constitute an agreement by the Company to deliver Class A Shares, cash, or a combination of the two, to the participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding management objectives) during the restriction period as the Committee may specify. Each grant or sale of RSUs may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value of our Class A Shares on the date of grant.

RSUs may provide for continued vesting or the earlier lapse or other modification of the restriction period, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a Change in Control.

During the restriction period applicable to RSUs, the participant will have no right to transfer any rights under the award and will have no rights of ownership in the Class A Shares deliverable upon payment of the RSUs and no right to vote them. Rights to dividend equivalents may be extended to and made part of any RSU award at the discretion of and on the terms determined by the Committee, on a deferred and contingent basis, either in cash or in additional Class A Shares, but dividend equivalents or other distributions on Class A Shares underlying the RSUs will be deferred until and paid contingent upon the vesting of such RSUs. Each grant or sale of RSUs will specify the time and manner of payment of the RSUs that have been earned. An RSU may be paid in cash, Class A Shares or any combination of the two.

Performance Shares, Performance Units, and Cash Incentive Awards,: Performance shares, performance units and cash incentive awards may also be granted to participants under the Amended 2020 Plan. A performance share is a bookkeeping entry that records the equivalent of one Class A Share, and a performance unit is a bookkeeping entry that records a unit equivalent to $1.00 or such other value as determined by the Committee. Each grant will specify the number or amount of performance shares or performance units, or the amount payable with respect to a cash incentive award being awarded, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

Each grant of a cash incentive award, performance shares or performance units will specify management objectives regarding the earning of the award. Each grant will specify the time and manner of payment of performance shares, performance units or a cash incentive award that have been earned.

Any grant of performance shares or performance units may provide for the payment of dividend equivalents in cash or in additional Class A Shares, which dividend equivalents will be subject to deferral and payment on a contingent basis based on the participant’s earning and vesting of the performance shares or performance units, as applicable, with respect to which such dividend equivalents are paid.

The performance period with respect to each cash incentive award or grant of performance shares, performance units or cash incentive award will be a period of time determined by the Committee and within which the management objectives relating to such award are to be achieved. The performance period may be subject to continued vesting or earlier lapse or modification, including in the event of retirement, death, disability or termination of employment or service of the participant or in the event of a Change in Control.

Other Awards: Subject to applicable law and applicable share limits under the Amended 2020 Plan, the Committee may authorize the grant to any participant of Class A Shares or such other awards (“Other Awards”) that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Class A Shares or factors that may influence the value of such Class A Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Class A Shares, purchase rights for Class A Shares, awards with value and payment contingent upon performance of the Company or specified subsidiaries, affiliates or other business units or any other factors designated by the Committee, and awards valued by reference to the book value of the Class A Shares or the value of securities of, or the performance of the subsidiaries, affiliates or other business units of the Company. The Committee will determine the terms and conditions of any such awards. Class A Shares delivered under such an award in the nature of a purchase right granted under the Amended 2020 Plan will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Class A Shares, other awards, notes or other property, as the Committee determines.

In addition, the Committee may grant cash awards, as an element of or supplement to any other awards granted under the Amended 2020 Plan. The Committee may also authorize the grant of Class A Shares as a bonus, or may authorize the grant of Other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Amended 2020 Plan or under other plans or compensatory arrangements, subject to terms determined by the Committee in a manner that complies with Section 409A of the Code.

Other Awards may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of the participant or in the event of a Change in Control. The Committee may provide for the payment of dividends or dividend equivalents on Other Awards on a deferred and contingent basis, in cash or in additional Class A Shares, based upon the earning and vesting of such awards.

Change in Control: The Amended 2020 Plan includes a definition of “Change in Control.” In general, except as otherwise prescribed by the Compensation Committee in an Evidence of Award made under the Amended 2020 Plan, Change in Control means the occurrence of any of the following events (subject to certain limitations and as further described in the Amended 2020 Plan):

•

any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock of the Company held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; provided, if any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in control;

•

any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the Company’s stock possessing 30% or more of the total voting power of the stock of the Company

•

a majority of members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of the appointment or election;

•

the consummation of a merger or consolidation involving the Company or in which Company securities are issued other than a merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

•

any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions (for this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets), subject to certain exceptions as described in the Amended 2020 Plan.

Management Objectives: The Amended 2020 Plan generally provides that any of the awards set forth above may be granted subject to the achievement of specified management objectives. Management objectives are defined as the measurable performance objective or objectives established pursuant to the Amended 2020 Plan for participants who have received grants of performance shares, performance units or cash incentive awards or, when so determined by the Committee, stock options, SARs, restricted stock, RSUs, dividend equivalents or Other Awards.

Additionally, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the management objectives unsuitable, the Committee may in its discretion modify such management objectives or the goals or actual levels of achievement regarding the management objectives, in whole or in part, as the Committee deems appropriate and equitable.

Transferability of Awards: Except as otherwise provided by the Committee and subject to the terms of the Amended 2020 Plan with respect to Section 409A of the Code, no stock option, SAR, restricted stock, RSU, performance share, performance unit, cash incentive award, Other Award or dividend equivalents paid with respect to awards made under the Amended 2020 Plan will be transferrable by a participant except by will or the laws of descent and distribution. In no event will any such award granted under the Amended 2020 Plan be transferred for value. Except as otherwise determined by the Committee, stock options and SARs will be exercisable during the participant’s lifetime only by him or her or, in the event of the participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the participant in a fiduciary capacity under state law or court supervision.

The Committee may specify on the grant date that all or part of the Class A Shares that are subject to awards under the Amended 2020 Plan will be subject to further restrictions on transfer, including minimum holding periods.

Adjustments: The Committee will make or provide for such adjustments in: (1) the number of and kind of Class A Shares covered by outstanding stock options, SARs, restricted stock, RSUs, performance shares and performance units granted under the Amended 2020 Plan; (2) if applicable, the number of and kind of Class A Shares covered by Other Awards granted pursuant to the Amended 2020 Plan; (3) the exercise price or base price provided in outstanding stock options and SARs, respectively; (4) cash incentive awards; and (5) other award terms, as the Committee in its sole discretion, exercised in good faith determines to be equitably required in order to prevent dilution or enlargement of the rights of participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company; (b) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities; or (c) any other corporate transaction or event having an effect similar to any of the foregoing.

In the event of any such transaction or event, or in the event of a Change in Control of the Company, the Committee may provide in substitution for any or all outstanding awards under the Amended 2020 Plan such alternative consideration (including cash), if any, as it may in good faith determine to be equitable under the circumstances and will require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each stock option or SAR with an exercise price or base price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control of the Company, the Committee may in its sole discretion elect to cancel such stock option or SAR without any payment to the person holding such stock option or SAR. The Committee will make or provide for such adjustments to the numbers of Class A Shares available under the Amended 2020 Plan and the share limits of the Amended 2020 Plan as the Committee in its sole discretion may in good faith determine to be appropriate to reflect such transaction or event. However, any adjustment to the limit on the number of Class A Shares that may be issued upon exercise of Incentive Stock Options will be made only if and to the extent such adjustment would not cause any stock option intended to qualify as an Incentive Stock Option to fail to so qualify.

Prohibition on Repricing: Except in connection with certain corporate transactions or changes in the capital structure of the Company or in connection with a Change in Control, the terms of outstanding awards may not be amended to (1) reduce the exercise price or base price of outstanding stock options or SARs, respectively, or (2) cancel outstanding “underwater” stock options or SARs (including following a participant’s voluntary surrender of “underwater” stock options or SARs) in exchange for cash, Other Awards or stock options or SARs with an exercise price or base price, as applicable, that is less than the exercise price or base price of the original stock options or SARs, as applicable, without stockholder approval. The Amended 2020 Plan specifically provides that this provision is intended to prohibit the repricing of “underwater” stock options and SARs and that it may not be amended without approval by our stockholders.

Detrimental Activity and Recapture: Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or forfeiture and repayment to us of any gain related to an award, or include other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee or the Board from time to time, or as required by applicable law or any applicable rules or regulations promulgated by the SEC or the Company’s applicable stock exchange. In addition, any Evidence of Award or such clawback policy may provide for cancellation or forfeiture of an award or the forfeiture and repayment of any Class A Shares issued under and/or any other benefit related to an award, or include other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or the Board or under Section 10D of the Securities Exchange Act of 1934 and any applicable rules and regulations promulgated by the SEC or the Company’s applicable stock exchange.

Grants to Non-U.S. Based Participants: In order to facilitate the making of any grant or combination of grants under the Amended 2020 Plan, the Committee may provide for such special terms for awards to participants who are foreign nationals, who are employed by the Company or any of its subsidiaries outside of the United States of America or who provide services to the Company or any of its subsidiaries under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Amended 2020 Plan (including sub-plans) (to be considered part of the Amended 2020 Plan) as it may consider necessary or appropriate for such purposes, provided that no such special terms, supplements, amendments or restatements will include any provisions that are inconsistent with the terms of the Amended 2020 Plan as then in effect unless the Amended 2020 Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.

Withholding: To the extent the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a participant or other person under the Amended 2020 Plan, and the amounts available to us for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements, in the discretion of the Committee, may include relinquishment of a portion of such benefit. If a participant’s benefit is to be received in the form of Class A Shares, and such participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, we will withhold Class A Shares having a value equal to the amount required to be withheld. When a participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the shares required to be delivered to the participant, Class A Shares having a value equal to the amount required to be withheld or by delivering to us other Class A Shares held by such participant. The Class A Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Class A Shares on the date the benefit is to be included in the participant’s income. In no event will the fair market value of the Class A Shares to be withheld and delivered pursuant to the Amended 2020 Plan exceed the minimum amount required to be withheld, unless such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Class A Shares acquired upon the exercise of stock options.

No Right to Continued Employment: The Amended 2020 Plan does not confer upon any participant any right with respect to continuance of employment or service with the Company or any of its subsidiaries.

Effective Date of the Amended 2020 Plan: The 2020 Plan became effective on April 30, 2020. The Amended 2020 Plan will become effective on the date it is approved by the Company’s stockholders.

Amendment and Termination of the Amended 2020 Plan: The Board generally may amend the Amended 2020 Plan from time to time in whole or in part. However, if any amendment, for purposes of applicable stock exchange rules (and except as permitted under the adjustment provisions of the Amended 2020 Plan) (1) would materially increase the benefits accruing to participants under the Amended 2020 Plan, (2) would materially increase the number of securities which may be issued under the Amended 2020 Plan, (3) would materially modify the requirements for participation in the Amended 2020 Plan, or (4) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the NASDAQ Global Market, or, if the Class A Shares are not traded on the NASDAQ Global Market, the principal national securities exchange upon which the Class A Shares are traded or quoted, all as determined by the Board, then such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.

Further, subject to the Amended 2020 Plan’s prohibition on repricing, the Committee generally may amend the terms of any award prospectively or retroactively. Except in the case of certain adjustments permitted under the Amended 2020 Plan, no such amendment may be made that would materially impair the rights of any participant without his or her consent. If permitted by Section 409A of the Code and subject to certain other limitations set forth in the Amended 2020 Plan, including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances, or in the event of a Change in Control, the Committee may provide for continued vesting or accelerate the vesting of certain awards granted under the Amended 2020 Plan or waive any other limitation or requirement under any such award.

The Board may, in its discretion, terminate the Amended 2020 Plan at any time. Termination of the Amended 2020 Plan will not affect the rights of participants or their successors under any awards outstanding and not exercised in full on the date of termination. No grant will be made under the Amended 2020 Plan on or after the 10th anniversary of the date stockholders approve the Amended 2020 Plan, but all grants made prior to such date will continue in effect thereafter subject to their terms and the terms of the Amended 2020 Plan.

New Plan Benefits

It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended 2020 Plan because the grant and actual payout of awards under the Amended 2020 Plan are subject to the discretion of the plan administrator.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain of the Federal income tax consequences of certain transactions under the Amended 2020 Plan based on federal income tax laws in effect. This summary, which is presented for the information of stockholders considering how to vote on this proposal and not for Amended 2020 Plan participants, is not intended to be complete and does not describe Federal taxes other than income taxes (such as Medicare and Social Security taxes), or state, local or foreign tax consequences.

Tax Consequences to Participants

Restricted Stock. The recipient of restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the restricted stock (reduced by any amount paid by the recipient for such restricted stock) at such time as the restricted stock is no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (“Restrictions”). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted stock. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the recipient.

Performance Shares, Performance Units, and Cash Incentive Awards. No income generally will be recognized upon the grant of performance shares, performance units or cash incentive awards. Upon payment in respect of the earn-out of performance shares, performance units or cash incentive awards, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any unrestricted Class A Shares received.

Nonqualified Stock Options. In general:

•	no income will be recognized by an optionee at the time a non-qualified stock option is granted;

•

at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the exercise price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and

•

at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an Incentive Stock Option. If Class A Shares are issued to the optionee pursuant to the exercise of an Incentive Stock Option, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If Class A Shares acquired upon the exercise of an Incentive Stock Option are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the exercise price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

SARs. No income will be recognized by a participant in connection with the grant of a SAR. When the SAR is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted Class A Shares received on the exercise.

RSUs. No income generally will be recognized upon the award of RSUs. The recipient of an RSU award generally will be subject to tax at ordinary income rates on the fair market value of unrestricted Class A Shares on the date that such shares are transferred to the participant under the award (reduced by any amount paid by the participant for such RSUs), and the capital gains/loss holding period for such shares will also commence on such date.

Tax Consequences to the Company and its Subsidiaries

To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction, provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

Awards Granted to Certain Persons

The table below shows the number of awards granted under the 2020 Plan to the named executive officers and the other individuals and groups indicated below since its inception through March 3, 2023.

CUMULUS MEDIA INC. 2020 EQUITY AND INCENTIVE COMPENSATION PLAN

Name and Position / Group	Number of Class A Shares Subject to Time- Based RSUs	Number of Class A Shares Subject to Stock Options	Number of Class A Shares Subject to Performance- Based RSUs
Named Executive Officers:
Mary G. Berner, President and Chief Executive Officer	485,990	—	272,564
Francisco J. Lopez-Balboa, Executive Vice President and Chief Financial Officer	261,921	—	134,500
Richard S. Denning, Executive Vice President, Secretary and General Counsel	80,026	—	35,507
All current executive officers, as a group	1,041,552	—	542,600
All current non-employee directors as a group	223,219	—	—
Each nominee for election as a director	—	—	—
Each associate of any of the foregoing	—	—	—
Each other person who received at least 5% of all awards	—	—	—
All employees, including all current officers who are not executive officers, as a group	440,607	—	227,980

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of Class A Shares under the Amended 2020 Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended 2020 Plan by our stockholders.

Recommendation of the Board of Directors

Your Board of Directors recommends a vote FOR Proposal 3 to approve the amendment and restatement of the Cumulus Media Inc. 2020 Equity and Incentive Compensation Plan.

PROPOSAL NO. 5: RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors is responsible for the appointment, compensation and retention of our independent registered public accounting firm.

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and urges you to vote FOR ratification of the appointment. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 2008. While stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise, our Board of Directors is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and, if present, will have the opportunity to make a statement on behalf of the firm if they desire to do so, and to respond to appropriate questions from stockholders.

Auditor Fees and Services

Audit Fees

PricewaterhouseCoopers LLP billed us $1,560,000, in the aggregate, for professional services rendered to audit our annual financial statements for the fiscal year ended December 31, 2022, to evaluate the effectiveness of our internal control over financial reporting as of December 31, 2022 and to review the interim financial statements included in our quarterly reports on Form 10-Q filed in 2022.

PricewaterhouseCoopers LLP billed us $1,500,000 in the aggregate, for professional services rendered to audit our annual financial statements for the fiscal year ended December 31, 2021, to evaluate the effectiveness of our internal control over financial reporting as of December 31, 2021 and to review the interim financial statements included in our quarterly reports on Form 10-Q filed in 2021.

Audit Related Fees

PricewaterhouseCoopers LLP did not provide or bill us for any audit related services in 2022 or 2021.

Tax Fees

PricewaterhouseCoopers LLP billed us $25,000 for tax consulting services in 2022 and $23,000 for tax consulting services in 2021.

All Other Fees

PricewaterhouseCoopers LLP did not provide or bill us for any other services in 2022 or 2021.

Policy on Pre-Approval of Services Performed by Independent Registered Public Accounting Firm

The policy of the Audit Committee is to require pre-approval of all audit and permissible non-audit services to be performed by the independent registered public accounting firm during the fiscal year. The Audit Committee regularly considers all non-audit fees when reviewing the independence of our independent registered public accounting firm.

Recommendation of the Board of Directors

Your Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics, referred to as our Code of Ethics, that applies to all of our employees, executive officers and directors and meets the requirements of the rules of the SEC and the NASDAQ Marketplace Rules. The Code of Ethics is available on our website, www.cumulusmedia.com, and can be obtained without charge by written request to Richard S. Denning, Corporate Secretary, at our principal executive offices, 780 Johnson Ferry Road, N.E. Suite 500, Atlanta, Georgia 30342. If we make any substantive amendments to this Code of Ethics, or if our Board of Directors grants any waiver, including any implicit waiver, from a provision thereof to our executive officers or directors, we will disclose the nature of such amendment or waiver, the name of the person to whom the waiver was granted and the date of the waiver in a Current Report on Form 8-K.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

In accordance with the rules of the SEC, if you wish to submit a proposal to be brought before the 2024 annual meeting of stockholders, we must receive your proposal by not later than November 24, 2023, in order for it to be included in our proxy materials relating to that meeting. Stockholder proposals must be accompanied by certain information concerning the proposal and the stockholder submitting it as more fully described in our Bylaws. Proposals should be directed to Richard S. Denning, Corporate Secretary, at our principal executive offices, 780 Johnson Ferry Road, N.E. Suite 500, Atlanta, Georgia 30342. To avoid disputes as to the date of receipt, it is suggested that any stockholder proposal be submitted by certified mail, return receipt requested.

In addition, in accordance with our Bylaws, for any proposal to be submitted by a stockholder for a vote at the 2024 annual meeting of stockholders, whether or not submitted for inclusion in our proxy statement, we must receive advance notice of such proposal not earlier than December 28, 2023 but not later than January 27, 2024. The proxy to be solicited on behalf of our Board of Directors for the 2024 annual meeting of stockholders may confer discretionary authority to vote on any such proposal received after that date.

COMPLIANCE WITH UNIVERSAL PROXY RULES FOR DIRECTOR NOMINATIONS

In addition to satisfying the requirements under our Bylaws, if a stockholder intends to comply with the universal proxy rules (once effective) and to solicit proxies in support of director nominees other than the Company’s nominees, the stockholder must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than 60 calendar days prior to the one-year anniversary date of the annual meeting (for the 2024 annual meeting of stockholders, no later than February 26, 2024). If the date of the 2024 annual meeting of stockholders is changed by more than 30 calendar days from such anniversary date, however, then the stockholder must provide notice by the later of 60 calendar days prior to the date of the 2024 annual meeting of stockholders and the 10th calendar day following the date on which public announcement of the date of the 2024 annual meeting of stockholders is first made.

ANNUAL REPORT

A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 as required to be filed with the SEC has been provided concurrently with this proxy statement to all stockholders entitled to notice of, and to vote at, the annual meeting. Stockholders may also obtain a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 without charge upon written request to: Corporate Secretary, Cumulus Media Inc., 780 Johnson Ferry Road, N.E. Suite 500, Atlanta, Georgia 30342. The proxy statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 are available at www.cumulusmedia.com.

ANNEX A

CUMULUS MEDIA INC.

2020 EQUITY AND INCENTIVE COMPENSATION PLAN

(Amended and Restated Effective April 26, 2023)

1. Purpose. The purpose of this Plan is to permit award grants to non-employee Directors, officers and other employees of the Company and its Subsidiaries, and certain consultants to the Company and its Subsidiaries, and to provide to such persons incentives and rewards for service and/or performance.

2. Definitions. As used in this Plan:

(a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan.

(b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of an Appreciation Right.

(c) “Board” means the Board of Directors of the Company.

(d) “Cash Incentive Award” means a cash award granted pursuant to Section 8 of this Plan.

(e) “Change in Control” has the meaning set forth in Section 12 of this Plan.

(f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder, as such law and regulations may be amended from time to time.

(g) “Committee” means the Compensation Committee of the Board (or its successor(s)), or any other committee of the Board designated by the Board to administer this Plan pursuant to Section 10 of this Plan.

(h) “Common Shares” means the shares of Class A common stock, par value $0.0000001 per share, of the Company or any security into which such Class A common stock may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.

(i) “Company” means Cumulus Media Inc., a Delaware corporation, and its successors.

(j) “Date of Grant” means the date provided for by the Committee on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units, Cash Incentive Awards, or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan, will become effective (which date will not be earlier than the date on which the Committee takes action with respect thereto).

(k) “Director” means a member of the Board.

(l) “Effective Date” means April 30, 2020.

(m) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Committee that sets forth the terms and conditions of the awards granted under this Plan. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, unless otherwise determined by the Committee, need not be signed by a representative of the Company or a Participant.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.

(o) “Incentive Stock Option” means an Option Right that is intended to qualify as an “incentive stock option” under Section 422 of the Code or any successor provision.

(p) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares, Performance Units or Cash Incentive Awards or, when so determined by the Committee, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend equivalents or other awards pursuant to this Plan. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Committee may in its discretion modify such Management Objectives or the goals or actual levels of achievement regarding the Management Objectives, in whole or in part, as the Committee deems appropriate and equitable.

(q) “Market Value per Share” means, as of any particular date, the closing price of a Common Share as reported for that date on the NASDAQ Global Market or, if the Common Shares are not then listed on the NASDAQ Global Market, on any other national securities exchange on which the Common Shares are listed, or if there are no sales on such date, on the next preceding trading day during which a sale occurred. If there is no regular public trading market for the Common Shares, then the Market Value per Share shall be the fair market value as determined in good faith by the Committee. The Committee is authorized to adopt another fair market value pricing method provided such method is stated in the applicable Evidence of Award and is in compliance with the fair market value pricing rules set forth in Section 409A of the Code.

(r) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.

(s) “Option Price” means the purchase price payable on exercise of an Option Right.

(t) “Option Right” means the right to purchase Common Shares upon exercise of an award granted pursuant to Section 4 of this Plan.

(u) “Participant” means a person who is selected by the Committee to receive benefits under this Plan and who is at the time (i) a non-employee Director, (ii) an officer or other employee of the Company or any Subsidiary, including a person who has agreed to commence serving in such capacity within 90 days of the Date of Grant, or (iii) a person, including a consultant, who provides services to the Company or any Subsidiary that are equivalent to those typically provided by an employee (provided that such person satisfies the Form S-8 definition of an “employee”).

(v) “Performance Period” means, in respect of a Cash Incentive Award, Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Cash Incentive Award, Performance Share or Performance Unit are to be achieved.

(w) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

(x) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Committee.

(y) “Plan” means this Cumulus Media Inc. 2020 Equity and Incentive Compensation Plan, as may be amended or amended and restated from time to time. This Plan was last amended and restated effective April 26, 2023.

(z) “Predecessor Plan” means the Cumulus Media Inc. Long-Term Incentive Plan, including as amended or amended and restated.

(aa) “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.

(bb) “Restricted Stock Units” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares, cash or a combination thereof at the end of a specified period.

(cc) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.

(dd) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised over the Base Price provided for with respect to the Appreciation Right.

(ee) “Stockholder” means an individual or entity that owns one or more Common Shares.

(ff) “Subsidiary” means a corporation, company or other entity (i) more than 50% of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture, limited liability company, unincorporated association or other similar entity), but more than 50% of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company; provided, however, that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which the Company at the time owns or controls, directly or indirectly, more than 50% of the total combined Voting Power represented by all classes of stock issued by such corporation.

(gg) “Voting Power” means, at any time, the combined voting power of the then-outstanding securities entitled to vote generally in the election of Directors in the case of the Company or members of the board of directors or similar body in the case of another entity.

3. Shares Available Under this Plan.

(a)	Maximum Shares Available Under this Plan.

(i)

Subject to adjustment as provided in Section 11 of this Plan and the share counting rules set forth in Section 3(b) of this Plan, the number of Common Shares available under this Plan for (A) Option Rights or Appreciation Rights, (B) Restricted Stock, (C) Restricted Stock Units, (D) Performance Shares or Performance Units, (E) awards contemplated by Section 9 of this Plan, or (F) dividend equivalents, will not exceed in the aggregate (x) 2,800,000 Common Shares (consisting of 2,100,000 Common Shares that were approved by Stockholders in 2020 and 700,000 Common Shares to be approved by Stockholders in 2023), plus (y) one Common Share for every one Common Share that remained available for awards pursuant to the Predecessor Plan as of the Effective Date, plus (z) the Common Shares that are subject to awards granted under this Plan or the Predecessor Plan that are added (or added back, as applicable) to the aggregate number of Common Shares available under this Section 3(a)(i) pursuant to the share counting rules of this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

(ii)

Subject to the share counting rules set forth in Section 3(b) of this Plan, the aggregate number of Common Shares available under Section 3(a)(i) of this Plan will be reduced by one Common Share for every one Common Share subject to an award granted under this Plan.

(b)	Share Counting Rules.

(i)

Except as provided in Section 22 of this Plan, if any award granted under this Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, again be available under Section 3(a)(i) above.

(ii)

If, after the Effective Date, any Common Shares subject to an award granted under the Predecessor Plan are forfeited, or an award granted under the Predecessor Plan (in whole or in part) is cancelled or forfeited, expires, is settled for cash, or is unearned, the Common Shares subject to such award will, to the extent of such cancellation, forfeiture, expiration, cash settlement, or unearned amount, be available for awards under this Plan.

(iii)

Notwithstanding anything to the contrary contained in this Plan: (A) Common Shares withheld by the Company, tendered or otherwise used in payment of the Option Price of an Option Right (or the option price of an option granted under the Predecessor Plan) shall be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (B) Common Shares withheld by the Company, tendered or otherwise used to satisfy tax withholding with respect to Option Rights or Appreciation Rights (or options or stock appreciation rights granted under the Predecessor Plan) shall be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (C) Common Shares withheld by the Company, tendered or otherwise used prior to the tenth anniversary of the Amendment and Restatement Date to satisfy tax withholding with respect to awards other than Option Rights or Appreciation Rights (or options or stock appreciation rights granted under the Predecessor Plan) shall be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (D) Common Shares withheld by the Company, tendered or otherwise used on or after the tenth anniversary of the Amendment and Restatement Date to satisfy tax withholding with respect to awards other than Option Rights or Appreciation Rights (or options or stock appreciation rights granted under the Predecessor Plan) shall not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; (E) Common Shares subject to a share-settled Appreciation Right that are not actually issued in connection with the settlement of such Appreciation Right on the exercise thereof shall be added back to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan; and (F) Common Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Option Rights will not be added (or added back, as applicable) to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan.

(iv)

If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will not count against the aggregate limit under Section 3(a)(i) of this Plan.

(c)

Limit on Incentive Stock Options. Notwithstanding anything to the contrary contained in this Plan, and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 2,800,000 Common Shares.

(d)

Non-Employee Director Compensation Limit. Notwithstanding anything to the contrary contained in this Plan, in no event will any non-employee Director in any one calendar year be granted compensation for such service having an aggregate maximum value (measured as of the Date of Grant as applicable, and calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $800,000.

(e)

Minimum Vesting. Notwithstanding any other provision of this Plan (outside of this Section 3(e)) to the contrary, awards granted under this Plan (other than cash-based awards) shall vest no earlier than the first anniversary of the applicable Date of Grant; provided, however, that the following awards shall not be subject to the foregoing minimum vesting requirement: any (i) awards granted in connection with awards that are assumed, converted or substituted pursuant to Section 22(a) of this Plan, (ii) Common Shares delivered in lieu of fully vested cash obligations; (iii) awards to non-employee Directors that vest on the earlier of the one-year anniversary of the applicable Date of Grant and the next annual meeting of Stockholders, which is at least 50 weeks after the immediately preceding year’s annual meeting of Stockholders; and (iv) any additional awards the Committee may grant, up to a maximum of 5% of the available share reserve authorized for issuance under this Plan pursuant to Section 3(a)(i) (subject to adjustment under Section 11). Nothing in this Section 3(e) or otherwise in this Plan, however, shall preclude the Committee, in its sole discretion, from (x) providing for continued vesting or accelerated vesting for any award under this Plan upon certain events, including in connection with or following a Participant’s death, disability, or termination of service or a Change in Control or (y) exercising its authority under Section 18(c) at any time following the grant of an award.

4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of Option Rights. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.

(b) Each grant will specify an Option Price per Common Share, which Option Price (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant.

(c) Each grant will specify whether the Option Price will be payable (i) in cash, by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price, (iii) subject to any conditions or limitations established by the Committee, by the withholding of Common Shares otherwise issuable upon exercise of an Option Right pursuant to a “net exercise” arrangement (it being understood that, solely for purposes of determining the number of treasury shares held by the Company, the Common Shares so withheld will not be treated as issued and acquired by the Company upon such exercise), (iv) by a combination of such methods of payment, or (v) by such other methods as may be approved by the Committee.

(d) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the Common Shares to which such exercise relates.

(e) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary, if any, that is necessary before any Option Rights or installments thereof will vest. Option Rights may provide for continued vesting or the earlier vesting of such Option Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(f) Any grant of Option Rights may specify Management Objectives regarding the vesting of such rights.

(g) Option Rights granted under this Plan may be (i) options, including Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended to so qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.

(h) No Option Right will be exercisable more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Option Right upon such terms and conditions as established by the Committee.

(i) Option Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(j) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

5. Appreciation Rights.

(a) The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting to any Participant of Appreciation Rights. An Appreciation Right will be the right of the Participant to receive from the Company an amount determined by the Committee, which will be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise.

(b) Each grant of Appreciation Rights may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(i)	Each grant may specify that the amount payable on exercise of an Appreciation Right will be paid by the Company in cash, Common Shares or any combination thereof.

(ii)

Each grant will specify the period or periods of continuous service by the Participant with the Company or any Subsidiary, if any, that is necessary before the Appreciation Rights or installments thereof will vest. Appreciation Rights may provide for continued vesting or the earlier vesting of such Appreciation Rights, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(iii)	Any grant of Appreciation Rights may specify Management Objectives regarding the vesting of such Appreciation Rights.

(iv)	Appreciation Rights granted under this Plan may not provide for any dividends or dividend equivalents thereon.

(v)

Each grant of Appreciation Rights will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

(c) Also, regarding Appreciation Rights:

(i)

Each grant will specify in respect of each Appreciation Right a Base Price, which (except with respect to awards under Section 22 of this Plan) may not be less than the Market Value per Share on the Date of Grant; and

(ii)

No Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant. The Committee may provide in any Evidence of Award for the automatic exercise of an Appreciation Right upon such terms and conditions as established by the Committee.

6. Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights (subject in particular to Section 6(g) of this Plan), but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter described.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Committee on the Date of Grant or until achievement of Management Objectives referred to in Section 6(e) of this Plan.

(d) Each such grant or sale will provide that during or after the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Date of Grant (which restrictions may include rights of repurchase or first refusal of the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture while held by any transferee).

(e) Any grant of Restricted Stock may specify Management Objectives regarding the vesting of such Restricted Stock.

(f) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock may provide for continued vesting or the earlier vesting of such Restricted Stock, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(g) Any such grant or sale of Restricted Stock may require that any and all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and/or reinvested in additional Restricted Stock, which will be subject to the same restrictions as the underlying award. For the avoidance of doubt, any such dividends or other distributions on Restricted Stock shall be deferred until, and paid contingent upon, the vesting of such Restricted Stock.

(h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve. Unless otherwise directed by the Committee, (i) all certificates representing Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such shares or (ii) all Restricted Stock will be held at the Company’s transfer agent in book entry form with appropriate restrictions relating to the transfer of such Restricted Stock.

7. Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash, or a combination thereof, to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include achievement regarding Management Objectives) during the Restriction Period as the Committee may specify.

(b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share on the Date of Grant.

(c) Notwithstanding anything to the contrary contained in this Plan, Restricted Stock Units may provide for continued vesting or the earlier lapse or other modification of the Restriction Period, including in the event of the retirement, death, disability or termination or employment of service of a Participant or in the event of a Change in Control.

(d) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Common Shares deliverable upon payment of the Restricted Stock Units and will have no right to vote them, but the Committee may, at or after the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying Restricted Stock Units shall be deferred until and paid contingent upon the vesting of such Restricted Stock Units.

(e) Each grant or sale of Restricted Stock Units will specify the time and manner of payment of the Restricted Stock Units that have been earned. Each grant or sale will specify that the amount payable with respect thereto will be paid by the Company in Common Shares or cash, or a combination thereof.

(f) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve.

8. Cash Incentive Awards, Performance Shares and Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the granting of Cash Incentive Awards, Performance Shares and Performance Units. Each such grant may utilize any or all of the authorizations, and will be subject to all of the requirements, contained in the following provisions:

(a) Each grant will specify the number or amount of Performance Shares or Performance Units, or amount payable with respect to a Cash Incentive Award, to which it pertains, which number or amount may be subject to adjustment to reflect changes in compensation or other factors.

(b) The Performance Period with respect to each Cash Incentive Award or grant of Performance Shares or Performance Units will be such period of time as will be determined by the Committee, which may be subject to continued vesting or earlier lapse or other modification, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

(c) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will specify Management Objectives regarding the earning of the award.

(d) Each grant will specify the time and manner of payment of a Cash Incentive Award, Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares, in Restricted Stock or Restricted Stock Units or in any combination thereof.

(e) The Committee may, on the Date of Grant of Performance Shares or Performance Units, provide for the payment of dividend equivalents to the holder thereof either in cash or in additional Common Shares, which dividend equivalents shall be subject to deferral and payment on a contingent basis based on the Participant’s earning and vesting of the Performance Shares or Performance Units, as applicable, with respect to which such dividend equivalents are paid.

(f) Each grant of a Cash Incentive Award, Performance Shares or Performance Units will be evidenced by an Evidence of Award. Each Evidence of Award will be subject to this Plan and will contain such other terms and provisions, consistent with this Plan, as the Committee may approve.

9. Other Awards.

(a) Subject to applicable law and the applicable limits set forth in Section 3 of this Plan, the Committee may authorize the grant to any Participant of Common Shares or such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of the Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Committee will determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 will be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Committee determines.

(b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9.

(c) The Committee may authorize the grant of Common Shares as a bonus, or may authorize the grant of other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as will be determined by the Committee in a manner that complies with Section 409A of the Code.

(d) The Committee may, at or after the Date of Grant, authorize the payment of dividends or dividend equivalents on awards granted under this Section 9 on a deferred and contingent basis, either in cash or in additional Common Shares; provided, however, that dividend equivalents or other distributions on Common Shares underlying awards granted under this Section 9 shall be deferred until and paid contingent upon the earning and vesting of such awards.

(e) Each grant of an award under this Section 9 will be evidenced by an Evidence of Award. Each such Evidence of Award will be subject to this Plan and will contain such terms and provisions, consistent with this Plan, as the Committee may approve, and will specify the time and terms of delivery of the applicable award.

(f) Notwithstanding anything to the contrary contained in this Plan, awards under this Section 9 may provide for the earning or vesting of, or earlier elimination of restrictions applicable to, such award, including in the event of the retirement, death, disability or termination of employment or service of a Participant or in the event of a Change in Control.

10. Administration of this Plan.

(a) This Plan will be administered by the Committee; provided, however, that, at the discretion of the Board, this Plan may be administered by the Board, including with respect to the administration of any responsibilities and duties held by the Committee hereunder. The Committee may from time to time delegate all or any part of its authority under this Plan to a subcommittee thereof. To the extent of any such delegation, references in this Plan to the Committee will be deemed to be references to such subcommittee.

(b) The interpretation and construction by the Committee of any provision of this Plan or of any Evidence of Award (or related documents) and any determination by the Committee pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive. No member of the Committee shall be liable for any such action or determination made in good faith. In addition, the Committee is authorized to take any action it determines in its sole discretion to be appropriate subject only to the express limitations contained in this Plan, and no authorization in any Plan section or other provision of this Plan is intended or may be deemed to constitute a limitation on the authority of the Committee.

(c) To the extent permitted by law, the Committee may delegate to one or more of its members, to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Committee, the subcommittee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee, the subcommittee or such person may have under this Plan. To the extent permitted by law, and in compliance with any applicable legal requirements, the Committee may, by resolution, authorize one or more officers of the Company to authorize the granting or sale of awards under this Plan on the same basis as the Committee; provided, however, that: (i) the Committee will not delegate such authority to any such officer(s) for awards granted to such officer(s) or any employee who is an officer (for purposes of Section 16 of the Exchange Act), Director, or more than 10% “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined in accordance with Section 16 of the Exchange Act; and (ii) the officer(s) will report periodically to the Committee regarding the nature and scope of the awards granted pursuant to the authority delegated.

11. Adjustments. The Committee shall make or provide for such adjustments in the number of and kind of Common Shares covered by outstanding Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of and kind of Common Shares covered by other awards granted pursuant to Section 9 of this Plan, in the Option Price and Base Price provided in outstanding Option Rights and Appreciation Rights, respectively, in Cash Incentive Awards, and in other award terms, as the Committee, in its sole discretion, exercised in good faith, determines is equitably required to prevent dilution or enlargement of the rights of Participants that otherwise would result from (a) any extraordinary cash dividend, stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event or in the event of a Change in Control, the Committee may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it, in good faith, may determine to be equitable in the circumstances and shall require in connection therewith the surrender of all awards so replaced in a manner that complies with Section 409A of the Code. In addition, for each Option Right or Appreciation Right with an Option Price or Base Price, respectively, greater than the consideration offered in connection with any such transaction or event or Change in Control, the Committee may in its sole discretion elect to cancel such Option Right or Appreciation Right without any payment to the person holding such Option Right or Appreciation Right. The Committee shall also make or provide for such adjustments in the numbers of Common Shares specified in Section 3 of this Plan as the Committee in its sole discretion, exercised in good faith, determines is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(c) of this Plan will be made only if and to the extent that such adjustment would not cause any Option Right intended to qualify as an Incentive Stock Option to fail to so qualify.

12. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Committee in an Evidence of Award made under this Plan, a “Change in Control” will be deemed to have occurred upon the occurrence (after the Amendment and Restatement Date) of any of the following events:

(a) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock of the Company held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company; provided, if any one person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control;

(b) any one person, or more than one person acting as a group, acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of the Company’s stock possessing thirty percent (30%) or more of the total voting power of the stock of the Company;

(c) a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election;

(d) the consummation of a merger or consolidation involving the Company or in which Company securities are issued other than a merger or consolidation that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(e) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions (for this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets); provided, however, a transfer of assets by the Company is not treated as a Change in Control if the assets are transferred to (i) a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to his/her/its stock, (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (iii) a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (iv) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (iii) hereof.

13. Detrimental Activity and Recapture Provisions. Any Evidence of Award may reference a clawback policy of the Company or provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any gain related to an award, or include other provisions intended to have a similar effect, upon such terms and conditions as may be determined by the Committee or the Board from time to time or as required by applicable law or any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded. In addition, notwithstanding anything in this Plan to the contrary, any Evidence of Award or such clawback policy may also provide for the cancellation or forfeiture of an award or the forfeiture and repayment to the Company of any Common Shares issued under and/or any other benefit related to an award, or include other provisions intended to have a similar effect, including upon such terms and conditions as may be required by the Committee or the Board or under Section 10D of the Exchange Act and/or any applicable rules or regulations promulgated by the Securities and Exchange Commission or any national securities exchange or national securities association on which the Common Shares may be traded.

14. Non-U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company or any Subsidiary under an agreement with a foreign nation or agency, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan (including sub-plans) (to be considered a part of this Plan) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the Stockholders.

15. Transferability.

(a) Except as otherwise determined by the Committee, and subject to compliance with Section 17(b) of this Plan and Section 409A of the Code, no Option Right, Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Unit, Cash Incentive Award, award contemplated by Section 9 of this Plan or dividend equivalents paid with respect to awards made under this Plan will be transferable by the Participant except by will or the laws of descent and distribution. In no event will any such award granted under this Plan be transferred for value. Where transfer is permitted, references to “Participant” shall be construed, as the Committee deems appropriate, to include any permitted transferee to whom such award is transferred. Except as otherwise determined by the Committee, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law or court supervision.

(b) The Committee may specify on the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or other awards under this Plan or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer, including minimum holding periods.

16. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes or other amounts in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes or other amounts required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of taxes or other amounts, then, unless otherwise determined by the Committee, the Company will withhold Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income, employment, tax or other laws, the Participant may elect, unless otherwise determined by the Committee, to satisfy the obligation, in whole or in part, by having withheld, from the Common Shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld or by delivering to the Company other Common Shares held by such Participant. The Common Shares used for tax or other withholding will be valued at an amount equal to the fair market value of such Common Shares on the date the benefit is to be included in Participant’s income. In no event will the fair market value of the Common Shares to be withheld and delivered pursuant to this Section 16 exceed the minimum amount required to be withheld, unless such additional withholding amount is authorized by the Committee. Participants will also make such arrangements as the Company may require for the payment of any withholding tax or other obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.

17. Compliance with Section 409A of the Code.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Participants. This Plan and any grants made hereunder will be administered in a manner consistent with this intent. Any reference in this Plan to Section 409A of the Code will also include any regulations or any other formal guidance promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

(b) Neither a Participant nor any of a Participant’s creditors or beneficiaries will have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to a Participant or for a Participant’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owed by a Participant to the Company or any of its Subsidiaries.

(c) If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (i) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (ii) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service.

(d) Solely with respect to any award that constitutes nonqualified deferred compensation subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership,” “change in effective control,” and/or a “change in the ownership of a substantial portion of assets” of the Company as those terms are defined under Treasury Regulation §1.409A-3(i)(5), but only to the extent necessary to establish a time and form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for any purpose in respect of such award.

(e) Notwithstanding any provision of this Plan and grants hereunder to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to this Plan and grants hereunder as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates will have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

18. Amendments.

(a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan, for purposes of applicable stock exchange rules and except as permitted under Section 11 of this Plan, (i) would materially increase the benefits accruing to Participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan, or (iv) must otherwise be approved by the Stockholders in order to comply with applicable law or the rules of the NASDAQ Global Market or, if the Common Shares are not traded on the NASDAQ Global Market, the principal national securities exchange upon which the Common Shares are traded or quoted, all as determined by the Board, then, such amendment will be subject to Stockholder approval and will not be effective unless and until such approval has been obtained.

(b) Except in connection with a corporate transaction or event described in Section 11 of this Plan or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the Option

Price of outstanding Option Rights or the Base Price of outstanding Appreciation Rights, or cancel outstanding “underwater” Option Rights or Appreciation Rights (including following a Participant’s voluntary surrender of “underwater” Option Rights or Appreciation Rights) in exchange for cash, other awards or Option Rights or Appreciation Rights with an Option Price or Base Price, as applicable, that is less than the Option Price of the original Option Rights or Base Price of the original Appreciation Rights, as applicable, without Stockholder approval. This Section 18(b) is intended to prohibit the repricing of “underwater” Option Rights and Appreciation Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan. Notwithstanding any provision of this Plan to the contrary, this Section 18(b) may not be amended without approval by the Stockholders.

(c) If permitted by Section 409A of the Code, but subject to Section 18(d), including in the case of termination of employment or service, or in the case of unforeseeable emergency or other circumstances, or in the event of a Change in Control, to the extent a Participant holds an Option Right or Appreciation Right not immediately exercisable in full, or any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Cash Incentive Awards, Performance Shares or Performance Units which have not been fully earned, or any dividend equivalents or other awards made pursuant to Section 9 of this Plan subject to any vesting schedule or transfer restriction, or holds Common Shares subject to any transfer restriction imposed pursuant to Section 15(b) of this Plan, the Committee may, in its sole discretion, provide for continued vesting or accelerate the time at which such Option Right, Appreciation Right or other award may vest or be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Cash Incentive Awards, Performance Shares or Performance Units will be deemed to have been earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.

(d) Subject to Section 18(b) of this Plan, the Committee may amend the terms of any award theretofore granted under this Plan prospectively or retroactively. Except for adjustments made pursuant to Section 11 of this Plan, no such amendment will materially impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.

19. Governing Law. This Plan and all grants and awards and actions taken hereunder will be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

20. Effective Date/Termination. The Cumulus Media Inc. 2020 Equity and Incentive Compensation Plan was effective as of the Effective Date. This 2023 amendment and restatement of the Cumulus Media Inc. 2020 Equity and Incentive Compensation Plan will be effective as of the date on which such amendment and restatement is approved by the Company’s Stockholders (the “Amendment and Restatement Date”). No grants will be made on or after the Effective Date under the Predecessor Plan, provided that outstanding awards granted under the Predecessor Plan continued following the Effective Date. No grant will be made under this Plan on or after the tenth anniversary of the Amendment and Restatement Date, but all grants made prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan. For clarification purposes, the terms and conditions of this Plan shall not apply to or otherwise impact previously granted and outstanding awards under the Predecessor Plan, as applicable (except for purposes of providing for Common Shares under such awards to be added to the aggregate number of Common Shares available under Section 3(a)(i) of this Plan pursuant to the share counting rules of this Plan).

21. Miscellaneous Provisions.

(a) The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

(b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

(c) Except with respect to Section 21(e) of this Plan, to the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.

(d) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or shares thereunder, would be, in the opinion of counsel selected by the Company, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.

(e) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries will not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder.

(f) No Participant will have any rights as a Stockholder with respect to any Common Shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such Common Shares upon the share records of the Company.

(g) The Committee may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.

(h) Except with respect to Option Rights and Appreciation Rights, the Committee may permit Participants to elect to defer the issuance of Common Shares under this Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan and which are intended to comply with the requirements of Section 409A of the Code. The Committee also may provide that deferred issuances and settlements include the crediting of dividend equivalents or interest on the deferral amounts.

(i) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Committee, such provision will be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it will be stricken and the remainder of this Plan will remain in full force and effect. Notwithstanding anything in this Plan or an Evidence of Award to the contrary, nothing in this Plan or in an Evidence of Award prevents a Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity a Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

22. Share-Based Awards in Substitution for Awards Granted by Another Company. Notwithstanding anything in this Plan to the contrary:

(a) Awards may be granted under this Plan in substitution for or in conversion of, or in connection with an assumption of, stock options, stock appreciation rights, restricted shares, restricted share units or other share or share-based awards held by awardees of an entity engaging in a corporate acquisition or merger transaction with the Company or any Subsidiary. Any conversion, substitution or assumption will be effective as of the close of the merger or acquisition, and, to the extent applicable, will be conducted in a manner that complies with Section 409A of the Code. The awards so granted may reflect the original terms of the awards being assumed or substituted or converted for and need not comply with other specific terms of this Plan, and may account for

Common Shares substituted for the securities covered by the original awards and the number of shares subject to the original awards, as well as any exercise or purchase prices applicable to the original awards, adjusted to account for differences in stock prices in connection with the transaction.

(b) In the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary merges has shares available under a pre-existing plan previously approved by shareholders and not adopted in contemplation of such acquisition or merger, the shares available for grant pursuant to the terms of such plan (as adjusted, to the extent appropriate, to reflect such acquisition or merger) may be used for awards made after such acquisition or merger under this Plan; provided, however, that awards using such available shares may not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or merger, and may only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or merger.

(c) Any Common Shares that are issued or transferred by, or that are subject to any awards that are granted by, or become obligations of, the Company under Sections 22(a) or 22(b) of this Plan will not reduce the Common Shares available for issuance or transfer under this Plan or otherwise count against the limits contained in Section 3 of this Plan. In addition, no Common Shares subject to an award that is granted by, or becomes an obligation of, the Company under Sections 22(a) or 22(b) of this Plan, will be added to the aggregate limit contained in Section 3(a)(i) of this Plan.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

CUMULUS MEDIA

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online general meeting, you will need your 12 digit control number to vote electronically at the general meeting. To attend:
https://cstproxy.com/cumulusmedia/2023

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this X

FOR all nominees listed to the left (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed to the left
☐	☐

Proposal	ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
3. Proposal to approve, on an advisory basis, the frequency of future advisory shareholder votes on the compensation paid to the Company's named executive officers.	☐	☐	☐	☐

CONTROL NUMBER

Signature________________________ Signature, if held jointly________________________ Date__________, 2023.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronicall over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on April 25, 2023. www. INTENET cstproxyvote. – com proxy Use the card Internet available to vote when your you proxy. access Have the your above website. Follow the prompts to vote your shares. Use PHONE a touch-tone – 1 (866) telephone 894-0536 to vote your proxy. Have Follow your the voting proxy card instructions available to when vote your you call. shares. If Vote you at plan the to Meeting attend the – virtual online general meeting, ber to vote you electronically will need your at the 12 digit general control meeting. num- To https://cstproxy. attend: com/cumulusmedia/2023 MAIL return – it in Mark, the postage-paid sign and date envelope your proxy provided. card and FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES LISTED AND “FOR” PROPOSALS 2 AND “ONE YEAR” ON PROPOSAL 3. 1. Election of Directors: FOR all nominees WITHHOLD (1) Mary G. Berner listed to the AUTHORITY left (except as to vote for all (2) Matthew C. Blank marked to the nominees contrary below) listed to the left (3) Thomas H. Castro (4) Deborah A. Farrington (5) Joan Hogan Gillman (6) Andrew W. Hobson (7) Brian G. Kushner (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) 2. Proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers. 3. Proposal to approve, on an advisory basis, the frequency of future advisory shareholder votes on the compensation paid to the Company’s named executive officers. 4. Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2023. FOR AGAINST ABSTAIN ONE TWO THREE YEAR YEARS YEARS ABSTAIN FOR AGAINST ABSTAIN CONTROL NUMBER Signature Signature, if held jointly Date, 2023. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

The 2023 Annual Meeting of Stockholders of Cumulus Media Inc will be held on April 26, 2023 at 12:30pm ET, virtually via the internet at: https://www.cstproxy.com/cumulusmedia/2023. Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders To view the 2023 Proxy Statement, 2022 Annual Report and to Attend the Annual Meeting, please go to: http://www.cstproxy.com/cumulusmedia/2023. ¶ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ¶ PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS CUMULUS MEDIA INC The undersigned appoints Mary G. Berner and Francisco J. Lopez-Balboa and Richard S. Denning, or any of them as proxies, each with the power to appoint their substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, the shares held of record by the undersigned at the close of business on March 3, 2023 at the Annual Meeting of Stockholders of Cumulus Media Inc., to be held on April 26, 2023, or at any postponement or adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS, IN FAVOR OF PROPOSAL 2 AND PROPOSAL 4, AND ONE YEAR ON PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side)